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As filed with the Securities and Exchange Commission on September 30, 2003

Registration No. 333-105933

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Univision Communications Inc. Univision Capital Trust I Univision Capital Trust II Univision Capital Trust III (Name of Registrant)	Delaware Delaware Delaware Delaware (State of Incorporation or Organization)	95-4398884 N/A N/A N/A (I.R.S. Employer Identification Number)

(For Co-Registrants, please see "Table of Co-Registrants" on the following page)

1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067
(Address, including zip code, of Principal Executive Offices)

C. Douglas Kranwinkle, Esq.
Executive Vice President and General Counsel
Univision Communications Inc.
1999 Avenue of the Stars, Suite 3050
Los Angeles, California 90067
(310) 556-7676
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

COPY TO:
Allison M. Keller, Esq.
O'Melveny & Myers LLP
1999 Avenue of the Stars, Suite 700
Los Angeles, California 90067
(310) 553-6700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact name of Co-Registrant as specified in its charter	I.R.S. Identification Number	State or Jurisdiction of Incorporation or Organization
Fonohits Music Publishing, Inc.	NA	California
Fonomusic, Inc.	N/A	California
Fonovisa, Inc.	95-4049485	California
Galavision, Inc.	95-4596951	Delaware
HPN Numbers, Inc.	N/A	Delaware
KAKW License Partnership, L.P.	N/A	California
KDTV License Partnership, G.P.	N/A	California
KFTV License Partnership, G.P.	N/A	California
KMEX License Partnership, G.P.	N/A	California
KTVW License Partnership, G.P.	N/A	California
KUVI License Partnership, G.P.	N/A	California
KUVN License Partnership, L.P.	N/A	California
KUVS License Partnership, G.P.	N/A	California
KWEX License Partnership, L.P.	N/A	California
KXLN License Partnership, L.P.	N/A	California
PTI Holdings, Inc.	95-4398881	Delaware
Station Works LLC	33-0975456	Delaware
Sunshine Acquisition Corp.	95-4365851	California
Telefutura Albuquerque LLC	N/A	Delaware
Telefutura Bakersfield LLC	N/A	Delaware
Telefutura Boston LLC	65-0510886	Delaware
Telefutura Chicago LLC	65-0510862	Delaware
Telefutura D.C. LLC	N/A	Delaware
Telefutura Dallas LLC	65-0510883	Delaware
Telefutura Fresno LLC	N/A	Delaware
Telefutura Houston LLC	65-0510887	Delaware
Telefutura Los Angeles LLC	65-0510878	Delaware
Telefutura Miami LLC	65-0510876	Delaware
Telefutura Network	48-1284839	Delaware
Telefutura of San Francisco, Inc.	N/A	Delaware
Telefutura Orlando, Inc.	52-1908346	Delaware
Telefutura Partnership of Douglas	80-0011777	Delaware
Telefutura Partnership of Flagstaff	80-0011783	Delaware

Telefutura Partnership of Floresville	80-0011762	Delaware
Telefutura Partnership of Phoenix	80-0011775	Delaware
Telefutura Partnership of San Antonio	80-0011767	Delaware
Telefutura Partnership of Tucson	80-0011771	Delaware
Telefutura Sacramento LLC	N/A	Delaware
Telefutura San Francisco LLC	N/A	Delaware
Telefutura Southwest LLC	80-0011790	Delaware
Telefutura Tampa LLC	65-0510875	Delaware
Telefutura Television Group, Inc.	95-4862792	Delaware
The Univision Network Limited Partnership	95-4399333	Delaware
Univision Atlanta LLC	65-0510865	Delaware
Univision Cleveland LLC	65-0510879	Delaware
Univision Investments, Inc.	82-0575698	Delaware
Univision Management Co.	56-2301136	Delaware
Univision Music LLC	95-4854662	Delaware
Univision Music, Inc.	95-4853455	Delaware
Univision New York LLC	65-0510885	Delaware
Univision of Atlanta Inc.	65-1160224	Delaware
Univision of New Jersey Inc.	65-1160227	Delaware
Univision of Puerto Rico Inc.	68-0495257	Delaware
Univision Online, Inc.	13-4078167	Delaware
Univision Philadelphia LLC	65-0510879	Delaware
Univision Television Group, Inc.	95-4398877	Delaware
Univision Texas Stations LLC	47-0896343	Delaware
Univision-EV Holdings, LLC	94-3355929	Delaware
UVN Texas L.P.	47-0896341	Delaware
WGBO License Partnership, G.P.	N/A	California
WLTV License Partnership, G.P.	N/A	California
WXTV License Partnership, G.P.	N/A	California
Univision Radio	99-0113417	Delaware
HBC Broadcasting Puerto Rico, L.P.	86-1073958	Delaware
HBC Broadcasting Texas, L.P.	88-0352267	Texas
HBC Florida, LLC	95-4455121	Delaware
HBC Fresno, Inc.	75-2959901	Delaware

HBC GP, Inc.	75-2905908	Delaware
HBC Houston License Corporation	75-2765171	Delaware
HBC Illinois, Inc.	51-0361971	Delaware
HBC Investments, Inc.	88-0349749	Delaware
HBC-Las Vegas, Inc.	88-0331136	Delaware
HBC License Corporation	75-2765164	Delaware
HBC Los Angeles, Inc.	99-0248293	California
HBC Management Company, Inc.	75-2876219	Delaware
HBC New Mexico, Inc.	81-0571893	Delaware
HBC New York, Inc.	88-0349752	Delaware
HBC Phoenix, Inc.	75-2791278	Delaware
HBC Puerto Rico, Inc.	66-0628373	Puerto Rico
HBC Sacramento, Inc.	48-1304880	Delaware
HBC Sales Integration, Inc.	75-2788318	Delaware
HBC San Diego, Inc.	75-2765167	Delaware
HBC Tower Company, Inc.	75-2889793	Delaware
HBCi, LLC	88-0331125	Delaware
KCYT-FM License Corp.	88-0331134	Delaware
KECS-FM License Corp.	88-0331135	Delaware
KESS-AM License Corp.	88-0331131	Delaware
KESS-TV License Corp.	88-0336925	Delaware
KHCK-FM License Corp.	88-0336926	Delaware
KICI-AM License Corp.	88-0331129	Delaware
KICI-FM License Corp.	88-0336923	Delaware
KLSQ-AM License Corp.	88-0336924	Delaware
KLVE-FM License Corp.	88-0331123	Delaware
KMRT-AM License Corp.	88-0331130	Delaware
KTNQ-AM License Corp.	88-0331127	Delaware
License Corp. No. 1	75-2710436	Florida
License Corp. No. 2	75-2710438	Florida
Mi Casa Publications, Inc.	99-4387298	California
Momentum Research, Inc.	75-2798790	Delaware
Spanish Coast-to-Coast Ltd.	74-2430439	Delaware
T C Television, Inc.	75-2604470	Texas

Tichenor License Corp.	75-2465988	Texas
TMS Assets California, Inc.	75-2660184	Delaware
TMS License California, Inc.	75-2660186	Delaware
WADO-AM License Corp.	88-0331133	Delaware
WADO Radio, Inc.	75-2317350	Texas
WLXX-AM License Corp.	88-0335078	Delaware
WPAT-AM License Corp.	88-0349754	Delaware
WQBA-AM License Corp.	88-0331132	Delaware
WQBA-FM License Corp.	88-0331124	Delaware
Univision of Raleigh, Inc.	56-1728013	North Carolina
WUVC License Partnership, G.P.	56-2219821	North Carolina

        The address, including zip code, and telephone number, including area code, of each Co-Registrant's principal executive offices is c/o Univision Communications Inc., 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067, (310) 556-7676.

        The name, address, including zip code, and telephone number, including area code, of Agent For Service for each of the Co-Registrants is C. Douglas Kranwinkle, Esq., Executive Vice President and General Counsel, Univision Communications Inc., 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067, (310) 556-7676.

SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2003

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

$1,000,000,000

UNIVISION COMMUNICATIONS INC.

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
PURCHASE CONTRACTS
UNITS
DEPOSITARY SHARES

UNIVISION CAPITAL TRUST I
UNIVISION CAPITAL TRUST II
UNIVISION CAPITAL TRUST III

TRUST PREFERRED SECURITIES

        By this prospectus, Univision or, as specifically noted, a Univision Capital Trust may offer from time to time the following types of securities:

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  debt securities of Univision, consisting of notes or other evidences of indebtedness;

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  shares of Univision common stock;

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  shares of Univision preferred stock, which may be issued in the form of depositary receipts representing a fraction of a share of preferred stock;

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  warrants to purchase any of the other securities that may be sold under this prospectus;

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  trust preferred securities issued by one of the Univision Capital Trusts;

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  purchase contracts to acquire any of the other securities that may be sold under this prospectus; or

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  any combination of these securities, individually or as units.

        Univision's current and future subsidiaries that guarantee its credit facility may guarantee certain debt securities issued by Univision. We refer to such subisidiaries as Guarantors.

        These securities will have an aggregate initial public offering price of up to $1,000,000,000 or an equivalent amount in U.S. dollars if any securities are denominated in a currency other than U.S. dollars. We may offer and sell the securities separately or together in any combination and as separate series. At the time of sale, we will determine and set forth in a prospectus supplement the specific terms of each issuance of securities. Where applicable, the prospectus supplement will also contain information about material United States federal income tax considerations relating to the securities and any listing of the securities on a national securities exchange. Our Class A common stock trades on the New York Stock Exchange under the symbol "UVN."

        Before you invest, you should carefully read this prospectus in its entirety, and we especially encourage you to read the section entitled "Risk Factors" beginning on page 8 as well as any prospectus supplement and the documents incorporated or deemed to be incorporated by reference in this prospectus. If the terms of particular securities described in a prospectus supplement are different from the terms described in this prospectus, you should rely on the information in the prospectus supplement.

        We may sell any of the aforementioned securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts as well as our net proceeds from the sale of securities. This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS                        ,        .

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (which we refer to as the SEC) using a "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings in an aggregate principal amount of up to $1,000,000,000. This prospectus provides you with a general description of the securities. Each time we sell the securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information about us that can be obtained as described in the section entitled "Where You Can Find More Information."

        As permitted by the rules and regulations of the SEC, this prospectus omits information contained or incorporated by reference in the registration statement. Because statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete, you should refer to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC.

        You should rely only on the information incorporated by reference or provided in this prospectus and in the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. You may obtain copies of the registration statement, or any document which we have filed as an exhibit to the registration statement or to any other SEC filing, either from the SEC or from our corporate secretary as described below.

        This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation. Neither the delivery of this prospectus nor any sale under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, that the information contained in this prospectus is correct as of any time subsequent to its date, or that any information incorporated by reference in this prospectus is correct as of any time subsequent to its date. You should not assume that the information in this prospectus or in any accompanying prospectus supplement is accurate as of any date other than the dates printed on the front of each such document.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports and other information with the SEC. You may read and copy our SEC filings at the SEC's public reference room in Washington, D.C. You may also request copies of our SEC filings by writing to the SEC's Public Reference Room and paying a duplicating fee. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect copies of our SEC filings and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York. Our electronic SEC filings are available on the Internet through the SEC's website at www.sec.gov.

INCORPORATION OF INFORMATION FILED WITH THE SEC

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we can disclose important information to you by referring you to those documents; and

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  later information that we file with the SEC will automatically update and supersede this incorporated information.

        We incorporate by reference the documents listed below that were filed with the SEC:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as amended by Form 10-K/A filed on March 27, 2003;

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  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003 and June 30, 2003;

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  Current Reports on Form 8-K/A dated January 22, 2003, on Form 8-K dated February 27, 2003, on Form 8-K dated June 6, 2003, and on Form 8-K dated September 23, 2003; and

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  Definitive Proxy Statement filed on April 1, 2003.

        In addition, we also incorporate by reference additional information that we may file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus until the offering of the securities is complete or after the date of this initial registration statement and before the effectiveness of the registration statement. These documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        You may not have some of the documents incorporated by reference, but you can obtain any of them through the SEC as described above or from us at no cost by written or oral request at Univision Communications Inc., 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067, Attention: Corporate Secretary, or by telephoning (310) 556-7676.

UNIVISION COMMUNICATIONS INC.

        Throughout this prospectus, the terms "Univision," "the Company," "we," "us" and "our" refer to Univision Communications Inc. Where specifically noted or where the context requires otherwise, such references also include its subsidiaries (including the Guarantors).

        Univision Communications Inc., together with its wholly owned subsidiaries, is the leading Spanish-language media company in the United States with operations in four business segments:

  •
  Television:  Our principal business segment is television broadcasting, which consists of the Univision, TeleFutura and Galavisión national broadcast and cable television networks, 54 owned-and-operated broadcast television stations (34 full-power and 20 low-power) and our television production business. At December 31, 2002, the Television segment accounted for approximately 93% of our net revenues.

  •
  Music:  Our music recording and music publishing business was launched in April 2001 and includes the Univision Music label, the Fonovisa label, and a 50% interest in Disa Records. At December 31, 2002, the Music segment accounted for approximately 6% of our net revenues.

  •
  Internet:  Univision Online, Inc. operates our Internet portal, Univision.com, which provides Spanish-language content directed at Hispanics in the U.S., Mexico and Latin America. At December 31, 2002, the Internet segment accounted for approximately 1% of our net revenues.

  •
  Radio:  On September 22, 2003, we completed our stock-for-stock acquisition of Hispanic Broadcasting Corporation (which we refer to as HBC). HBC is the largest Spanish-language radio broadcaster in the United States and currently owns and/or operates approximately 65 radio stations in 17 of the top 25 U.S. Hispanic markets as well as 4 radio stations in Puerto Rico. In addition, HBC operates HBC Sales Integration, which is one of the largest Spanish-language radio broadcast networks in the United States in terms of audience delivery, and HBCi, which operates HBC's Internet websites and a network of Hispanic community-focused bilingual websites at www.netmio.com.

        At June 30, 2003, we had an approximate 30% interest (approximately 27% on a fully converted basis) in Entravision Communications Corporation, a diversified Spanish-language media company that owns and operates the majority of our non-owned full-power broadcast affiliates. Entravision operates in 20 of the nation's top 50 Hispanic markets and owns 44 of our affiliated stations. In connection with our acquisition of HBC, we reached an agreement with the United States Department of Justice (which we refer to as DOJ) pursuant to which we exchanged all of our shares of capital stock of Entravision for shares of a new class of non-voting preferred stock of Entravision and are required to sell enough of our Entravision stock so that our ownership of Entravision does not exceed 15% at the end of 3 years and 10% at the end of 6 years. The agreement with the DOJ will have no impact on our existing television station affiliation agreements with Entravision.

        We were incorporated in Delaware in April 1992 as Perenchio Communications, Inc. and our name was changed to Univision Communications Inc. in June 1996. Our principal executive offices are located at 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067, and our telephone number is (310) 556-7676.

        To find out how to obtain more information regarding us and our business, you should read the section of this prospectus entitled "Where You Can Find More Information." You may also visit our website at www.univision.net, although the information found on our website is not a part of this prospectus.

        The Company's stock is traded on the New York Stock Exchange (ticker symbol: UVN) and is part of the Standard & Poor's S&P 500 Index.

THE UNIVISION CAPITAL TRUSTS

        Each of Univision Capital Trust I, Univision Capital Trust II and Univision Capital Trust III is a statutory trust newly formed under Delaware law through the filing of a certificate of trust with the Delaware Secretary of State on April 17, 2003. Each trust's business is defined in a trust agreement, dated as of April 17, 2003, executed by Univision, as sponsor of each of the trusts, and the trustees. The applicable trust agreement will be amended and restated in its entirety as of the date the trust preferred securities of a trust are initially issued. A trust agreement, as amended and restated, is referred to in this prospectus as a "trust agreement." Each trust has been formed solely:

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  to issue and sell one series of trust preferred securities under this prospectus and one series of trust common securities to us or one of our subsidiaries at the time of any sale of trust preferred securities;

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  to purchase our junior subordinated debt securities with the proceeds of any sale of trust preferred securities and trust common securities; and

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  to engage in related activities.

        Each of the trusts is referred to as a Univision Trust in this prospectus and is a legally separate entity. The assets of one are not available to satisfy the obligations of the other. The principal office of each trust is c/o Univision Communications Inc., 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067, telephone number (310) 556-7676.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for repayment of debt and general corporate purposes, including financing our acquisitions. We may also use the net proceeds initially to reduce short-term borrowings or invest in short-term securities. The Univision Trusts will use all of the proceeds from the sale of trust preferred securities and trust common securities to purchase our subordinated junior debt securities.

FORWARD-LOOKING STATEMENTS

        All statements, other than statements of historical fact, contained within this prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases you can identify forward-looking statements by terms such as "may," "intend," "might," "will," "should," "could," "would," "expect," "believe," "estimate," "potential," "anticipate" or the negative of these terms, and similar expressions intended to identify forward-looking statements.

        These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Also, these forward-looking statements present our estimates and assumptions only as of the date of this prospectus. Except for our ongoing obligation to disclose material information as required by federal securities laws, we do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

        Actual results may differ substantially from the results that the forward-looking statements suggest for various reasons, including those discussed in the section entitled "Risk Factors."

RISK FACTORS

        Before making an investment decision, you should carefully consider the following discussion of risks and the other information included, incorporated or deemed incorporated by reference in this prospectus in evaluating the Company and our business. The risks described below are not the only ones facing the Company, together with its subsidiaries. Additional risks that we are not presently aware of or that we currently believe are immaterial may also impair our business operations.

Cancellations or reductions of advertising could reduce our revenues.

        We have in the past derived, and we expect the Company to continue to derive, substantially all of its revenues from advertisers. Other than network advertising, some of which is presold on an annual basis, we generally have not obtained, and we do not expect the Company to obtain, long-term commitments from advertisers. Therefore, advertisers generally may cancel, reduce or postpone orders without penalty. Cancellations, reductions or delays in purchases of advertising could, and often do, occur as a result of a strike, a general economic downturn, an economic downturn in one or more industries or in one or more geographic areas, or a failure to agree on contractual terms. Since the middle of the third quarter of 2000, there has been a general slowdown in the advertising industry. As a result of this slowdown, some advertisers have cancelled, reduced or postponed their orders with us. If this trend continues, and if we are unable to replace any lost or delayed advertising orders, our revenues and results of operations would be adversely affected. Similarly, future events, such as those occurring on September 11, 2001, may require us to program without any advertising, which in turn could reduce our revenues and results of operations.

Because the U.S. Hispanic population is highly concentrated geographically, our results of operations are sensitive to the economic conditions in particular markets, and negative events in those markets could reduce our revenues.

        Approximately 33% of all U.S. Hispanics live in the Los Angeles, New York and Miami-Fort Lauderdale markets, and the top ten U.S. Hispanic markets collectively account for approximately 56% of the U.S. Hispanic population. Our revenues are similarly concentrated in these key markets. As a result, an economic downturn, increased competition, or another significant negative event in these markets could reduce our revenues and results of operations more dramatically than other companies that do not depend as much on these markets.

Because of our concentrated share ownership, Mr. Perenchio has control over our business and future direction, which could delay or prevent us from being acquired and could prevent our stockholders from realizing a premium for their shares of common stock.

        Mr. A. Jerrold Perenchio beneficially owns all of our outstanding Class P common stock, which gives him ten votes per share compared to the one vote per share of all of our other capital stock. As of September 22, 2003, and assuming no exercise of options or warrants but giving effect to our acquisition of HBC, Mr. Perenchio controlled approximately 60% of the voting power of the Class A and P common stock (which vote together to elect all of our directors except two), and approximately 57% of our overall voting power. Therefore, Mr. Perenchio has control over all matters submitted to our stockholders for vote (subject to supermajority board approvals and subject to class voting required by law), including election of directors, proxy contests, mergers, and other transactions that could give our stockholders the opportunity to realize a premium over the then prevailing market price for their shares of common stock.

Because our full-power television stations rely on "must carry" rights to obtain cable carriage, new laws or regulations that eliminate or limit the scope of these rights could significantly reduce our ability to obtain cable carriage and therefore revenues.

        Pursuant to the "must carry" provisions of the Cable Television Consumer Protection and Competition Act of 1992, television broadcast stations may demand that a cable operator carry its signal if the cable operator serves the same market as the broadcast station. However, the broadcast station cannot demand compensation from the cable operator. A demand for carriage is commonly referred to as "must-carry." The future of "must carry" rights is uncertain, especially as they relate to the carriage of digital television. The current FCC rules relate only to the carriage of analog television signals, and it is not clear what, if any, "must-carry" rights television broadcast stations will have after a transition to digital television. Our full-power television stations rely on "must-carry" rights to obtain cable carriage. New laws or regulations that eliminate or limit the scope of these cable carriage rights could significantly reduce our ability to obtain cable carriage, which would reduce our ability to broadcast our programming and consequently our ability to generate revenues from advertising.

We may need to allocate significant amounts of our cash flow to make payments on our indebtedness, which in turn could reduce our financial flexibility and ability to fund other activities.

        At June 30, 2003, we had total indebtedness, including capital lease obligations, in excess of $1.4 billion. This could have important consequences depending on our financial needs. For example, because it could require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, the indebtedness could:

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  reduce the availability of our cash flow to fund working capital, capital expenditures, acquisitions, investments and other general corporate purposes;

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  limit our flexibility in planning for or reacting to downturns or fluctuations in our business; and

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  limit our ability to borrow additional funds.

        These in turn could place us at a competitive disadvantage compared to our competitors that have less debt and therefore more financial resources to dedicate to operations.

        Assuming we continue to comply with certain financial ratios and other conditions in our bank credit agreement, our principal repayment and interest obligations and capital lease obligations during 2003 will total approximately $52 million. Our ability to meet these obligations will depend on our ability to continue to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control, and it is not certain that our business will continue to generate sufficient cash flow from operations in the future or that future borrowings or other capital will be available at all or on reasonable terms in an amount sufficient to enable us to make payments on our indebtedness. If we do incur additional indebtedness, the new debt, when added to our current debt levels, could augment the risks described above.

Failure to properly manage our rapid growth could distract our management or waste our resources.

        We have significantly increased our business within a short period of time both internally and through acquisitions. We have commenced a new network, TeleFutura, we have more than doubled the number of our wholly owned-and-operated full-power television stations since June 2001, and we have entered into three new lines of business (radio, music and Internet).

        For example, as a result of our acquisition of HBC, we need to combine corporate cultures, business processes and methods, operations in the television business with operations in the radio business and the approximately 3,100 Univision full-time employees as of June 30, 2003 with the approximately 1,100 HBC full-time employees as of that date.

        As a result, management of the combined company will assume significantly greater responsibilities resulting from combining the two companies, and we cannot assure you that management will effectively operate the combined company. Integrating the two businesses will be difficult and may require substantial changes to the way either company currently does business.

        We may continue to grow rapidly, and this could result in a strain on our infrastructure and internal systems. Failure to effectively integrate newly-acquired companies or newly-entered businesses could undermine the potential benefits intended by acquisitions or entry into new businesses, could distract our management, and could require us to unexpectedly allocate substantial resources (financial and otherwise) to the integration efforts.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OR EARNINGS TO COMBINED FIXED
CHARGES AND PREFERENCE DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preference dividends for the periods shown:

	FISCAL YEAR ENDED DECEMBER 31,					SIX MONTHS ENDED JUNE 30
	1998	1999	2000	2001	2002	2002	2003
Ratio of Earnings to Fixed Charges(1)	2.2x	6.3x	7.2x	3.5x	2.6x	2.1x	3.2x
Ratio of Earnings to Combined Fixed Charges and Preference Dividends(1)	2.2x	6.1x	7.0x	3.5x	2.6x	2.1x	3.2x

(1)
For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before taxes and equity losses in unconsolidated subsidiaries, plus fixed charges. Fixed charges consist of interest expensed and capitalized, amortization of debt expenses and an estimate of the interest within rent expense. For purposes of computing the ratio of earnings to combined fixed charges and preference dividends, the preference dividend requirements were assumed to be equal to the pre-tax earnings which would be required to cover such dividend requirements. The amount of pre-tax earnings required to cover such preference dividends was computed using the tax rate for each applicable year. A statement setting forth the computation of the unaudited ratios is filed as Exhibit 12.1 to the registration statement that includes this propectus.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

        Univision may issue, from time to time, shares of one or more series or classes of our common or preferred stock. The following summary description sets forth some of the general terms and provisions of the stock. We will describe the specific terms of any series of stock that we issue as part of this offering in an applicable prospectus supplement. To the extent the description contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of the stock, you should refer to the provisions of our certificate of incorporation, bylaws and the applicable prospectus supplement before you purchase these securities.

        Our certificate of incorporation authorizes us to issue 1,040,000,000 shares of our common stock, par value $0.01 per share, consisting of 800 million shares of Class A common stock, 96 million shares of Class P common stock, 48 million shares of Class T common stock, and 96 million shares of Class V common stock, and ten million shares of preferred stock, par value $0.01 per share. No other classes of capital stock are authorized under our certificate of incorporation. As of August 30, 2003, Univision's issued and outstanding common stock consisted of 159,660,207 shares of Class A common stock held by 222 holders of record, 37,462,390 shares of Class P common stock all of which are beneficially owned by Mr. Perenchio, 13,593,034 shares of Class T common stock all of which are beneficially owned by Televisa, and 17,837,164 shares of Class V common stock all of which are beneficially owned by Venevision International Corporation (which we refer to as Venevision). Based on information provided by Univision's and HBC's tranfer agents after the closing but before completion of the exchange of HBC shares for Univision shares, there were 253,092,908 shares of our Class A common stock outstanding as of September 22, 2003, giving effect to our acquisition of HBC.

        Our bylaws provide for a floating number of directors on the Board of Directors between eight and 11; the number at the present time is fixed at ten although there are only nine directors currently in office. Univision's certificate of incorporation provides for three classes of directors: Class A/P directors, a Class T director and a Class V director.

Common Stock

        Class A Common Stock.    Holders of Class A common stock are entitled to receive dividends as may from time to time be declared by the board of directors out of legally available funds. Holders of Class A common stock are entitled to one vote per share held on all matters on which they are entitled to vote. The holders of the Class A common stock voting together with the holders of the Class P common stock (and, under certain circumstances, the Class V or Class T common stock) elect the Class A/P directors. The Class A common stock has no preemptive, conversion, redemption or sinking funds rights. If Univision liquidates, dissolves or winds up, holders of Class A common stock are entitled to share with all other holders of any class of common stock ratably in Univision's assets remaining after the payment of all liabilities and the liquidation preference of any outstanding preferred stock.

        Class P Common Stock.    Holders of Class P common stock are entitled to the same rights, privileges and preferences as holders of the Class A common stock, except that holders of Class P common stock are entitled to ten votes per share held on all matters on which they are entitled to vote. If at any time Mr. Perenchio is incapacitated, the holders of the Class P common stock will only be entitled to one vote per share held. Each share of Class P common stock is convertible at the option of its holder into one share of Class A common stock. Each share of Class P common stock converts automatically into one share of Class A common stock upon its sale to a person that is not a permitted transferee of Mr. Perenchio, the death of Mr. Perenchio or if Mr. Perenchio and his permitted transferees cease to own beneficially at least 26,486,084 shares (as adjusted for stock splits and similar transactions) of Class P common stock.

        Class T and V Common Stock.    Holders of the Class T and Class V common stock are entitled to the same rights, privileges, and preferences as the holders of the Class A common stock, with three exceptions. First, unless the holders of Class T common stock and Class V common stock own fewer than 13,578,083 shares (as adjusted for stock splits and similar transactions) of their respective classes or have relinquished their special voting rights, they each have the right to elect one director and one alternate director. Second, while they maintain their special voting rights, holders of the Class T common stock and Class V common stock each have the right to vote as a separate class on matters which would adversely affect the special rights of that class. Third, each share of Class T common stock converts automatically into one share of Class A common stock upon its sale to a person that is not a permitted transferee of Televisa. Similarly, each share of Class V common stock converts automatically into one share of Class A common stock upon its sale to a person that is not a permitted transferee of Venevision. The holders of Class T and Class V common stock may also vote in the election of Class A/P directors if they give up their special voting rights.

        Holders of common stock may receive dividends only when the Univision board of directors declares them, and Univision's bylaws and credit agreement further restrict its ability to pay dividends without obtaining prior bank approval or meeting financial covenants. In addition, so long as warrants for Class T or Class V common stock are outstanding, Univision cannot pay any non-stock dividend without obtaining the approval of the directors elected by the Class T or Class V common stock, as applicable, unless the warrant holders may receive on a current basis dividends as if the shares underlying the warrants were outstanding.

Preferred Stock

        Univision may issue, from time to time, without further stockholder approval (subject to applicable stock exchange rules), shares of preferred stock in one or more series. We currently have no shares of preferred stock issued and outstanding. Our board is authorized to determine for each series of preferred stock, and the prospectus supplement will set forth with respect to any such series:

  •
  the designation of such shares and the number of shares that constitute such series;

  •
  the dividend rate (or the method of calculation thereof), if any, on the shares of such series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

  •
  the dividend periods (or the method of calculating the dividend period);

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  the voting rights of the shares;

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  the liquidation preference and the priority as to payment of such liquidation preference with respect to the classes or series of preferred stock and any other rights of the shares of such series if we liquidate or wind up our affairs;

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  whether or not and on what terms we can redeem or repurchase the shares;

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  whether and on what terms the shares may be converted or exchanged for other debt or equity securities;

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  whether depositary shares representing the shares will be offered and, if so, the fraction of a share of the series of preferred stock represented by each depositary share (see "Description of Depositary Shares" below);

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  whether the shares will be listed on a securities exchange;

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  any special United States federal income tax considerations applicable to the series; and

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  the other material rights, preferences, privileges, qualifications, limitations and restrictions of the series.

        The preferred stock, when issued, will be fully paid and not liable to further calls or assessment by us. If we should redeem or otherwise reacquire shares of our preferred stock, then these shares will resume the status of authorized and unissued shares of preferred stock undesignated as to series and will be available for subsequent issuance. Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions entered into by us. Any material contractual restrictions on dividend payments will be described or incorporated by reference in the applicable prospectus supplement. When we offer to sell a series of preferred stock, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus. The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our charter, the applicable certificate of designation, or as otherwise required by law.

Provisions of our Certificate of Incorporation and Bylaws Relating to Foreign Ownership of Common Stock

        Our certificate of incorporation contains provisions designed to assist us in complying with the provisions of the Communications Act of 1934, as amended, and any regulations promulgated thereunder (which we refer to as the Communications Act), regulating the ownership of broadcasting companies by aliens. The following is a summary of these provisions of our certificate of incorporation and bylaws.

        Under the Communications Act, a broadcast license may not be granted to or held by any corporation that is controlled, directly or indirectly, by any other corporation more than one-fourth of whose capital stock is owned or voted by non-United States citizens or their representatives, by foreign governments or their representatives, or by non-United States corporations, if the FCC finds that the public interest will be served by the refusal or revocation of such license. The FCC has interpreted this provision to require an affirmative public interest finding before a broadcast license may be granted to or held by any such corporation. The FCC has rarely if ever made such an affirmative finding.

        To monitor our compliance with this provision, our certificate of incorporation requires us to implement the procedures described in this paragraph. We must maintain separate stock records for alien stockholders and non-alien stockholders, and, other than shares held by Televisa or Venevision or either's affiliates, we must place the legend "Foreign Share Certificate" on each certificate representing shares of stock owned, voted or otherwise controlled by an alien and the legend "Domestic Share Certificate" on each other certificate. Any holder (other than Televisa or Venevision or either's affiliates) of shares represented by a Domestic Share Certificate must, if such shares are owned, voted or otherwise controlled by an alien, deliver such certificate to us to be replaced by a Foreign Share Certificate. Any holder (other than Televisa or Venevision or either's affiliates) of a Foreign Share Certificate representing shares that are not owned, voted or otherwise controlled by an alien, may deliver such Foreign Share Certificate to us (along with an appropriate affidavit) to be replaced by a Domestic Share Certificate. Under our certificate of incorporation, we determine, by vote of our board or in conformity with regulations prescribed by our board, whether any shares are owned, voted or otherwise controlled by an alien and whether any affidavit is false.

        Under our certificate of incorporation, we can redeem any of our shares held by a "disqualified holder" (as defined below) to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by us or any of our subsidiaries if the license or franchise requires some or all of its stockholders to meet certain qualifications. The redemption price will equal the lesser of the "fair market value" (as defined below) of the shares or, if the disqualified holder purchased the stock within one year of the redemption date, the disqualified holder's purchase price for the shares.

        Our certificate of incorporation also authorizes us to adopt such other provisions that we deem necessary or desirable to avoid violation of the alien ownership provisions of the Communications Act.

  Important Definitions:

        A "disqualified holder" is any holder (other than Televisa or Venevision) of our stock whose holding of such stock, either individually or when taken together with the holding of shares of any class or series of our stock by any other holders, may result, in the judgment of our board, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by us or any of our subsidiaries to conduct any portion of our business.

        The "fair market value" of a share of any class or series of our stock means the average closing price for such a share for each of the 45 most recent days on which shares of stock of such class or series were traded preceding the day on which notice of redemption is given, except that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, then the fair market value is as determined by our board in good faith.

Bylaws Supermajority Voting Provisions

        Subject to certain exceptions contained in our bylaws, we cannot without the approval of our board of directors including, in addition to any other required vote, the affirmative vote of the Class T and Class V director, so long as such directors are serving:

  •
  merge or consolidate, enter into a business combination with, sell all or substantially all of its assets to, or otherwise reorganize with or into one or more entities other than a wholly-owned subsidiary of ours; provided, however, if the transaction is approved by a majority of our board and at least 60% of all shares outstanding entitled to vote (treating all shares as having a single vote), then the approval of neither the Class T director nor the Class V director will be required; provided, further, however, that the approval of the Class T director or the Class V director (as applicable) will be required if the powers, privileges or rights of the holders of the

    Class T or Class V common stock would be adversely affected in the transaction (other than with respect to a transaction in which our stockholders hold less than 50% of the voting power of the surviving entity);

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  pay any dividend (other than stock splits or similar events) or make any distribution including by way of redemption or repurchase of securities (other than open market purchases of Class A common stock other than from our affiliates); provided, however, that the approval of the Class T director will not be required when no warrants to purchase Class T common stock are outstanding, and the approval of the Class V director will not be required when no warrants to purchase Class V common stock are outstanding, provided, further, however, that the approval of neither the Class T director nor the Class V director will be required if the FCC makes certain rulings related to dividends or if we receive a satisfactory legal opinion regarding certain FCC rules related to dividends;

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  dissolve, liquidate or terminate; provided, however, if the transaction is approved by a majority of our board and at least 60% of all shares outstanding entitled to vote (treating all shares as having a single vote), then the approval of neither the Class T director nor the Class V director will be required;

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  issue (other than in a merger or similar transaction, and other than to underwriters in a public offering) shares having more than 10% of the votes of our then outstanding Class A common shares;

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  issue shares with more than one vote per share or otherwise having special voting rights (except that we can issue shares that permit the holders to elect a director so long as the vote of the director is not required in addition to any other required vote of all of the directors);

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  issue shares that would lead to a change of control of us;

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  issue shares to any stockholder, group or affiliate that already controls us;

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  enter into any transaction with Mr. Perenchio or certain of his related persons or affiliates, subject to certain limitations; or

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  amend any of the foregoing, or increase the maximum number of directors to 12 or more.

        Subject to certain exceptions contained in our bylaws, we cannot without the approval of our board including, in addition to any other required board vote of directors, the affirmative vote of the Class T or Class V director, so long as such directors are serving:

  •
  dispose of any interest in the Univision Network, Galavision Network, Telefutura Network, or any television station affiliated with the Univision Network or Telefutura Network that broadcasts in any of the top 15 Hispanic markets in the United States, subject to certain specified exceptions; or

  •
  after reasonable inquiry, knowingly hire after December 19, 2001 for compensation of $100,000 or more any person who is (or was within the previous two and one half year period) an employee or independent contractor of Televisa, Venevision or either of their affiliates.

Anti-Takeover Effects

        Section 203 of the General Corporation Law of the State of Delaware prohibits Delaware corporations such as us from engaging in a wide range of specified transactions with any interested stockholder for three years after the time the person becomes an interested stockholder, subject to certain specified exceptions. An interested stockholder is generally defined as any person, other than the corporation and any of its majority-owned subsidiaries, who owns 15% or more of the voting power of the outstanding shares of any class or series of stock permitted to vote generally in the election of directors.

        Section 203, in addition to the provisions of our certificate of incorporation and bylaws summarized above, may be deemed to have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder's best interest, including attempts that might result in a premium over the market price for the shares held by stockholders.

Transfer Agent and Registrar

        The transfer agent and registrar for the Class A common stock is The Bank of New York. The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General

        Univision may issue, from time to time, one or more series or classes of debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The following summary sets forth some of the general terms and provisions of such debt securities.

        Subject to any contractual restrictions binding on us, the debt securities may be (a) unsecured and unsubordinated obligations, (b) senior subordinated obligations, (c) subordinated obligations or (d) junior subordinated obligations, or may have such other ranking as is described in the applicable prospectus supplement. The debt securities will be issued under our indenture dated as of July 18, 2001, as supplemented and amended, between our Company and The Bank of New York, as trustee (which we sometimes refer to as our "existing indenture" or "our existing indenture for senior debt obligations") or an indenture between us and the trustee for one or more series of debt securities designated in the applicable prospectus supplement or supplements. The Guarantors may guarantee the due and punctual payment of the principal and any premium and interest on the debt securities issued by us when and as it becomes due and payable, whether at maturity or otherwise.

        We will describe the specific terms of any debt securities that we issue as part of this offering in a prospectus supplement. To the extent the description contained in the prospectus supplement differs from any of the terms described above or below, then the terms described above or below will be deemed to have been superseded by that prospectus supplement. Because this is a summary, it does not contain all of the information that may be important to you. For a more detailed description of the debt securities, you should refer to the applicable indenture for a specific series of the debt securities and the applicable prospectus supplement before you purchase these debt securities. A copy of the existing indenture for senior debt obligations is filed as an exhibit to the registration statement of which the prospectus forms a part. A copy of the indenture for other debt obligations, if and when executed, will be filed as an exhibit to the registration statement of which this prospectus forms a part or as an exhibit to documents incorporated or deemed to be incorporated by reference in this prospectus. See "Where You Can Find More Information."

        References in the description below to the "indenture" refer, as applicable, to our existing indenture for senior debt obligations or an indenture for other debt obligations if and when executed by Univision.

Terms of Debt Securities

        Debt securities issued by Univision will have a priority with respect to other securities issued by Univision as set forth in the indenture and may be guaranteed by the Guarantors. The indenture may limit the total principal amount of debt securities that we may issue under the indenture. We may issue debt securities from time to time in one or more series with terms different from or the same as those of previously issued debt securities, without the consent of the holders of previously issued series of debt securities, with the same or various maturities, at par, at a premium, or with original issue discount up to the aggregate principal amount from time to time authorized by us for each series. The applicable prospectus supplement will describe the terms of the debt securities, including:

  •
  the title, aggregate principal amount and denominations;

  •
  the maturity date or dates;

  •
  the principal amount payable, whether at maturity or upon earlier acceleration, whether the principal amount will be determined with reference to an index, formula or other method, and the date or dates on which we agree to pay principal if other than on the maturity date;

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  the rate or rates (which may be fixed or variable) at which we agree to pay interest and, if applicable, the method used to determine the rate or rates of interest;

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  the date or dates from which interest, if any, may accrue;

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  the dates on which we agree to pay interest;

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  the place of transfer or payment for the debt securities, and the method of payment;

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  any redemption dates, prices, rights, obligations and restrictions as well as any remarketing arrangements;

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  whether the securities are convertible or exchangeable and, if so, the terms of such conversion or exchange rights;

  •
  any mandatory or optional sinking fund requirements or amortization provisions;

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  whether the debt securities are to be subordinate to the rights of holders of other security holders or creditors;

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  whether the debt securities will contain restrictions on the declaration of dividends, the maintenance of any asset ratio, the maintenance of reserves, or the incurrence of additional debt or the issuance of additional securities;

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  whether the debt securities are denominated or provide for payment in U.S. dollars or a foreign currency or units of two or more currencies;

  •
  the form (registered or bearer or both) in which the debt securities may be issued and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of debt securities in either form;

  •
  whether we will issue the debt securities in the form of one or more global securities and, in that case, the depositary for the global securities;

  •
  any special U.S. federal income tax, accounting and other considerations that may apply; and

  •
  any other material terms of the debt securities not specified in this prospectus.

        Please see the applicable prospectus supplement for the terms of the specific debt securities.

        The variable terms of debt securities are subject to change from time to time, but no change will affect any debt security already issued or as to which we have accepted an offer to purchase. We may issue debt securities with terms different from those of debt securities previously issued and may "reopen" a previous issue or a series of debt securities and issue additional debt securities of that issue or series.

        Unless the applicable prospectus supplement states otherwise, the covenants contained in the indenture, the debt securities, and the guarantees would not necessarily afford holders protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders.

Consequences of Holding Company Status

        Our operations are conducted almost entirely through our subsidiaries. Accordingly, our cash flow and our ability to service our debt, including the debt securities described above, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of our subsidiaries and are subject to various business considerations. Our right to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by us.

Guarantees

        The Guarantors may guarantee the due and punctual payment of the principal and any premium and interest on the debt securities issued by us when and as it becomes due and payable, whether at maturity or otherwise. Any guarantees, the terms of such guarantees, and the priority of such guarantees with respect to other securities issued by the Guarantors will be set forth in the applicable prospectus supplement. The guarantees will provide that in the event of default in payment of principal or any premium or interest on a debt security, the holder of the debt security may institute legal proceedings directly against the Guarantors to enforce guarantees without first proceeding against us. The obligations of each Guarantor under its subsidiary guarantee will be limited with a view to preventing that subsidiary guarantee from constituting fraudulent conveyance under applicable law. We cannot assure you, however, that a court would not, on fraudulent transfer grounds in some circumstances, void the obligations of one or more Guarantors under their guarantees, subordinate any such guarantees to other obligations of the relevant Guarantors or take other action with respect to any such guarantees that is detrimental to the holders of debt securities. The indenture may provide that the Guarantors may under certain circumstances assume all of our rights and obligations under the indenture with respect to a series of debt securities issued by us.

Payment and Paying Agents

        The paying agent for the debt securities will be designated in the applicable prospectus supplement. Unless the applicable prospectus supplement states otherwise, we will pay principal, interest and any premium on the debt securities in the designated currency or currency unit at the office of the paying agent. We may pay interest on the debt securities by check mailed to the persons in whose names the debt securities are registered on days specified in the indenture or any prospectus supplement. If any amount payable on any debt security or coupon remains unclaimed at the end of one year after the amount became due and payable, the paying agent will release any unclaimed amounts to us, and the holder of the debt security or coupon will look only to us for payment.

Global Securities

        The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, that will be identified in the applicable prospectus supplement. A global debt security may be issued in either registered or bearer form and in either temporary or permanent form. A debt security in global form may not be transferred except as a whole by the depositary for the debt security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

        If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in the global debt security may exchange their interests for definitive debt securities of the series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of, premium and interest, if any, on the global debt security. The prospectus supplement will also describe the material terms of the depositary arrangement for the global debt security.

Covenants

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be secured by mortgage, pledge or other lien. We may agree in the indenture not to pledge or otherwise subject to any lien any property or assets of ours unless the debt securities are secured by such pledge or lien equally and ratably with all other obligations secured thereby.

        The indenture may create exceptions to this covenant for liens securing obligations that do not in the aggregate at any one time outstanding exceed a stated percentage of our consolidated net tangible assets, for obligations securing purchase money liens and for other liens incurred by us in the ordinary course of business.

Successor Corporation

        The indenture will provide that we can consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation.

        Subject to those limitations set forth in the indenture, a trustee may receive from us an officer's certificate and an opinion of counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, complies with the provisions of the indenture.

Supplemental Indentures

        Supplemental indentures may be entered into by us and the appropriate trustee for the purpose of adding, changing or eliminating any of the provisions of the indenture or of modifying in the rights of the holders of each such series affected by such modification or amendment. Under some circumstances, supplemental indentures may be entered into without the consent of the holders. However, in general no supplemental indenture may, among other things, without the consent of each holder of any debt security affected:

  •
  reduce the principal amount or interest of any debt security;

  •
  change the maturity date of the principal, the interest payment dates or other terms of payment of any debt security; or

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is necessary to modify or amend the indenture.

Events of Default

        The indenture will set forth those events that will constitute events of default with respect to any series of debt securities. An event of default with respect to a particular series of debt securities issued under the indenture will not necessarily constitute an event of default with respect to any other series of debt securities. The remedies for an event of default will be set forth in the indenture and applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, any default with respect to a particular series of debt securities may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series, except a default:

  •
  in the payment of principal, and premium, if any, or interest for which payment had not been subsequently made; or

  •
  in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of that series.

        We will be required to file with each trustee annually an officer's certificate as to the absence of defaults. The appropriate trustee may withhold notice to holders of any series of debt securities of any default with respect to that series (except in payment of principal, premium, if any, or interest) if it in good faith determines that it is in the interest of such holders to do so.

        Subject to the provisions of the indenture relating to the duties of a trustee, if an event of default occurs and continues, a trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders have offered to the trustee reasonable indemnity or security against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to provisions in the indenture for the indemnification of a trustee and to other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the appropriate trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of the series.

Satisfaction and Discharge of the Indenture

        The indenture will be discharged with respect to the debt securities of any series upon the satisfaction of specified conditions, including:

  •
  the payment in full of the principal of, and premium, if any, and interest on all of the debt securities of that series; or

  •
  the deposit with the appropriate trustee of an amount in cash or United States government obligations sufficient for such payment or redemption, in accordance with the indenture.

Termination

        We may terminate some or all of our obligations under the indenture with respect to the debt securities of any series, including our obligations to comply with the restrictive covenants set forth in the indenture, with respect to the debt securities of that series, on the terms and subject to the conditions contained in the indenture, by depositing in trust with the appropriate trustee cash or United States government obligations sufficient to pay the principal of, and premium, if any, and interest on the debt securities of the series to their maturity in accordance with the terms of the indenture and the debt securities of the series. In that event, the appropriate trustee will receive an opinion of counsel stating that the deposit and termination will not have any federal income tax consequences to the holders.

The Trustees

        The indenture may contain limitations on the right of a trustee, should it become a creditor of ours, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim as security or otherwise. A trustee may be permitted to engage in other transactions with us except that if a trustee acquires any conflicting interest it must eliminate such conflict or resign.

        The indenture may provide that, if an event of default occurs and continues, a trustee is required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs in the exercise of its powers. The indenture may provide for indemnification of the trustee and will specify the percentage of securities of the class necessary to require the trustee to take action.

Governing Law

        The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

DESCRIPTION OF WARRANTS

        Univision may issue, from time to time, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement.

        The following summary sets forth some general terms and provisions of the warrants. We will describe the specific terms of any warrants that we issue as part of this offering in a prospectus supplement. To the extent the description contained in a prospectus supplement differs from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. The forms of warrant agreement and warrant certificate, if any, will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or the documents incorporated or deemed to be incorporated by reference in this prospectus. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate and the applicable prospectus supplement, including the definitions therein of certain terms.

General

        The prospectus supplement will set forth the terms of the warrants as well as the related warrant agreement and warrant certificates, including the following where applicable:

  •
  the title and aggregate number of such warrants;

  •
  the principal amount, or the number of securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

  •
  the title, rank, designation and terms of the securities, if other than Class A common stock, purchasable upon exercise thereof and of any securities, if other than Class A common stock, with which the warrants are issued;

  •
  the procedures and conditions relating to the exercise of the warrants;

  •
  the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

  •
  the offering price of the warrants, if any;

  •
  the date on which the right to exercise the warrants will commence and the date on which that right will expire;

  •
  a discussion of any material United States federal income tax considerations applicable to the exercise of the warrants;

  •
  whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

  •
  call provisions of the warrants, if any;

  •
  antidilution provisions of the warrants, if any; and

  •
  any other material terms of the warrants.

Exercise of Warrants

        Each warrant will entitle the holder to purchase for cash that principal amount of or number of securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent, if one is specified in the applicable prospectus supplement, or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

        Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

  •
  in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; and

  •
  in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

        Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. No service charge will be made for any permitted transfer or exchange of warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith.

Modifications

        The applicable prospectus supplement will set forth any procedures and requirements by which the warrants and warrant agreements may be modified or amended by us. Unless the applicable prospectus supplement specifies otherwise, we may modify or amend the warrant agreements and the terms of the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected thereby, except that no such amendment or modification that accelerates the expiration date, increases the exercise price, reduces the number of outstanding warrants held by holders required to consent to any such modification or amendment, or materially adversely and disproportionately affects the rights of a holder of a warrant may be made without the consent of such holder.

Warrant Adjustments

        The applicable prospectus supplement will set forth any terms for adjusting the exercise price and the number of covered shares of any warrant that is exercisable for shares of preferred stock or common stock, including:

  •
  the provisions for adjusting the exercise price and the number of covered shares;

  •
  the events requiring such adjustment;

  •
  the events upon which we may, in lieu of making such adjustment, make proper provisions so that the holder of such warrant, upon exercise thereof, would be treated as if such holder had exercised such warrant prior to the occurrence of such events; and

  •
  provisions affecting exercise if certain events affecting the preferred stock or common stock occur.

DESCRIPTION OF PURCHASE CONTRACTS

        Univision may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders' obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

        The applicable prospectus supplement will describe the terms of any purchase contracts. To the extent that any particular terms described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. The forms of purchase contract and any purchase contract certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or the documents incorporated or deemed to be incorporated by reference in this prospectus. The description above is not complete and is qualified in its entirety by reference to the purchase contracts and the applicable prospectus supplement, including the definitions therein of certain terms.

DESCRIPTION OF UNITS

        Univision may issue, from time to time, units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

        Any applicable prospectus supplement will describe:

  •
  the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  any material provisions of the governing unit agreement that differ from those described above.

        The applicable prospectus supplement will describe the terms of any units. To the extent that any particular terms described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. The form of unit agreement will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or the documents incorporated or deemed to be incorporated by reference in this prospectus. The description above is not complete and is qualified in its entirety by reference to the unit agreements and the applicable prospectus supplement, including the definitions therein of certain terms.

DESCRIPTION OF DEPOSITARY SHARES

General

        Univision may, from time to time, elect to offer fractional shares rather than full shares of the preferred stock of a series. If we so elect, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as described below. The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights). The applicable prospectus supplement will also set forth the rights of holders of receipts to inspect the transfer books of the depositary and the list of holders of receipts.

        Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

        Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

        The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms described in a prospectus supplement differ from any of the terms described above or below, then the terms described above or below will be deemed to have been superseded by that prospectus supplement. The forms of deposit agreement and depositary receipt will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or the documents incorporated or deemed to be incorporated by reference in this prospectus. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the deposit agreement, the depository receipt, and the applicable prospectus supplement, including the definitions therein of certain terms.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

        Upon a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

        The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

        If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

        Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

        Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby is entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

        The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. Unless the applicable prospectus supplement specifies otherwise, the deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement will automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal is to take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock. The depositary's corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF TRUST PREFERRED SECURITIES

General

        Each Univision Trust may offer, from time to time, only one series of trust preferred securities. In connection with the issuance of a series of trust preferred securities, the Univision Trust will issue one series of trust common securities, all of which will be owned directly or indirectly by us. The proceeds from the sale of a series of trust preferred securities and trust common securities will be used by the trust to purchase a series of Univision's junior subordinated debt securities.

        The terms of the series of trust preferred securities will include those stated in the amended trust agreement entered into at the time the securities are issued and those made part of the amended trust agreement by the Trust Indenture Act or the Delaware Statutory Trust Act. The amended trust agreement will be qualified as an indenture under the Trust Indenture Act.

        The trust common securities will rank equally, and payments will be made thereon pro rata, with the trust preferred securities of that trust, except that, if an event of default under the amended and restated trust agreement resulting from an event of default under our junior subordinated debt securities held by the trust occurs and continues, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Unless otherwise disclosed in the applicable prospectus supplement, we will, directly or indirectly, acquire trust common securities in an aggregate liquidation amount equal to at least 3% of the total capital of each trust.

        The payment terms of the trust preferred securities and trust common securities series of a trust will mirror the payment terms of the series of junior subordinated debt securities held by the trust. Each series of junior subordinated debt securities will be issued under a junior subordinated debt securities indenture. Except as described in an applicable prospectus supplement, the features of the junior subordinated debt securities will be similar to the junior subordinated debt securities described above under "Description of Debt Securities," with the additional features summarized below under "—Description of Additional Terms of Junior Subordinated Debt Securities to be Issued to the Trusts."

        The series of junior subordinated debt securities purchased with the proceeds from the sale of a series of trust preferred securities and trust common securities by a trust, along with its rights under the amended trust agreement and other agreements described in this section, will be the sole assets of the trust, and Univision's payments under the series of junior subordinated debt securities and the agreement as to expenses and liabilities between Univision and the trust will be the sole revenue of the trust. If Univision fails to make a payment on the series of junior subordinated debt securities, the trust will not have sufficient funds to make related payments, including distributions, on the series of trust preferred securities.

        Except as otherwise specified in the prospectus supplement, Univision will enter into a guarantee with respect to each series of trust preferred securities under which Univision will irrevocably and unconditionally agree to make certain payments to the holders of that series of trust preferred securities, subject to applicable subordination provisions, except that the guarantee will only apply when the trust has sufficient funds legally and immediately available to make those payments but has not made them. The guarantee, when taken together with Univision's obligations under the junior subordinated debt securities, the related indenture and the amended trust agreement, will provide a full and unconditional guarantee on a subordinated basis by Univision of payments due on the trust preferred securities.

        The summary above and below of the amended trust agreements, trust preferred securities, related guarantees and junior subordinated debt securities is not complete, and you should review carefully the terms of the applicable prospectus supplement relating to the sale of a series of trust preferred securities. If any particular terms of the trust preferred securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. In addition, you should review the forms of amended trust agreement, guarantee, subordinated debt securities indenture, agreement as to expenses and liabilities, and certificate evidencing the trust preferred securities, which forms will be filed as exhibits to the registration statement of which this prospectus forms a part or as exhibits to documents incorporated or deemed to be incorporated by reference in this prospectus. To obtain a copy of these documents, see "Where You Can Find More Information." The following discussion is qualified in its entirety by reference to all of the aforementioned documents. References to "trust securities" below include trust preferred securities and trust common securities, collectively.

Terms of the Trust Preferred Securities

        The applicable prospectus supplement relating to any series of trust preferred securities will describe the terms of the trust preferred securities, including where applicable:

  •
  the title, liquidation amount and number of trust preferred securities;

  •
  any limit on the aggregate liquidation amount of the trust preferred securities;

  •
  whether the trust preferred securities may be represented initially by a trust preferred security in temporary or permanent global form, and if so, the initial depositary with respect to the temporary or permanent global debt security and whether and the circumstances under which beneficial owners of interests in any the temporary or permanent global debt security may exchange those interests for trust preferred securities of like tenor and of any authorized form and denomination;

  •
  the price or prices at which the trust preferred securities will be issued;

  •
  the annual distribution rate or rates on the trust preferred securities or the method or methods, if any, used to calculate those rates, the payment date or dates and the record dates used to determine the holders who are to receive distributions;

  •
  the date or dates from which distributions on the trust preferred securities will be cumulative or the method or methods, if any, used to determine those dates;

  •
  the person to whom any distributions will be payable on any trust preferred securities, if other than the person in whose name the security is registered at the close of business on the regular record date for the payment of such interest;

  •
  the regular payment date or dates on which distributions on the trust preferred securities will be payable and the regular record dates for the distributions payable on the trust preferred securities;

  •
  the place or places where and the manner in which the distributions of and payments in redemption of the trust preferred securities will be payable and the place or places where the trust preferred securities of the series may be presented for transfer and, if applicable, conversion or exchange and the place or places where notices and demands in respect of the trust preferred securities may be served on us;

  •
  the period or periods within which, the price or prices at which, and the terms and conditions upon which, the trust preferred securities may be redeemed, in whole or in part, at our option;

  •
  whether the trust preferred securities are convertible or exchangeable into our common stock or other securities, and, if so, the terms and conditions upon which the conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

  •
  the terms and conditions, if any, upon which the junior subordinated debt securities and the related guarantee may be distributed to holders of those trust preferred securities and trust common securities;

  •
  any securities exchange on which the trust preferred securities will be listed; and

  •
  any other material rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

        The interest rate and interest and other payment dates of each series of junior subordinated debt securities issued to a trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the trust preferred securities of that trust. Holders of trust preferred securities will have no preemptive or similar rights.

Distributions

        Distributions on the trust preferred securities will be made on the dates payable to the extent that the trust has funds available for the payment of distributions in the trust's property account. The trust's funds available for distribution to the holders of the trust securities will be limited to payments received from Univision on the junior subordinated debt securities issued to the trust in connection with the issuance of the trust preferred securities. Univision will guarantee the payment of distributions out of monies held by the trust to the extent set forth under "—Description of the Guarantees" below.

        Distributions on the trust preferred securities will be payable to the holders named on the securities register of the trust at the close of business on the relevant record dates, which, as long as the trust preferred securities remain in book-entry only form, will be one business day prior to the relevant payment dates. Distributions will be paid through the property trustee who will hold amounts received in respect of the junior subordinated debt securities in the property account for the benefit of the holders of the trust securities. If the trust preferred securities do not continue to remain in book-entry only form, the administrative trustees will have the right to select relevant record dates, which will be at least 15 days prior to the relevant payment dates. If any date on which distributions are to be made on the trust preferred securities is not a business day, then payment of the distributions payable on that date will be made on the next succeeding day which is a business day and without any interest or other payment in respect of that delay, except that, if that business day is in the next succeeding calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the payment date.

Deferral of Distributions

        Univision will have the right under the junior subordinated debt securities to defer payments of interest on the junior subordinated debt securities by extending the interest payment period from time to time on the junior subordinated debt securities. As a consequence of our extension of the interest payment period on junior subordinated debt securities held by a trust, distributions on the trust preferred securities would be deferred during any such extended interest payment period. The trust will give the holders of the trust preferred securities notice of an extension period upon their receipt of notice from us. If distributions are deferred, the deferred distributions and accrued interest will be paid to holders of record of the trust preferred securities as they appear on the books and records of the trust on the record date next following the termination of the deferral period. See "—Description of Additional Terms of Junior Subordinated Debt Securities to be Issued to the Trusts" below for more information on our right to defer interest payments.

Mandatory Redemption

        The trust preferred securities have no stated maturity date but will be redeemed upon the maturity of the junior subordinated debt securities issued to the trust in connection with the issuance of the trust preferred securities or to the extent the junior subordinated debt securities are redeemed prior to maturity. The junior subordinated debt securities will mature on the date specified in the applicable prospectus supplement. The junior subordinated debt securities may be redeemed at our option, to the extent specified in the applicable prospectus supplement and may also be redeemed at any time, in whole although not in part, in certain circumstances upon the occurrence of a tax event or an investment company event as described under "—Special Event Redemption" below.

        Upon maturity of the junior subordinated debt securities, the proceeds of their repayment simultaneously will be applied to redeem all outstanding trust securities at the redemption price. Upon the redemption of the junior subordinated debt securities, either at Univision's option or pursuant to a tax event or investment company event, the trust will use the cash it receives upon redemption to redeem trust securities having an aggregate principal amount equal to the aggregate principal amount of the junior subordinated debt securities so redeemed at the redemption price. Before such redemption, holders of trust securities will be given not less than 30 nor more than 60 days' notice. If fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

Special Event Redemption

        Both a tax event and an investment company event constitute special events for purposes of the redemption provisions described above.

        A tax event means that the trust has received an opinion of tax counsel to the effect that, as a result of any amendment to, change or announced proposed change in, the laws or regulations of the United States or any of its political subdivisions or taxing authorities, or written administrative or judicial decision, interpretation or application of these laws and regulations, there is more than an insubstantial risk that:

  •
  the trust is or within 90 days would be subject to United States federal income tax with respect to income accrued or received on the junior subordinated debt securities;

  •
  interest payable to the trust on the junior subordinated debt securities is not or within 90 days would not be deductible, in whole or in part, by us for United States federal income tax purposes; or

  •
  the trust is or within 90 days would be subject to a more than a de minimus amount of other taxes, duties or other governmental charges.

        An investment company event means that the trust has received an opinion of counsel to the effect that, as a result of an amendment to or change in the applicable laws or regulations, or written administrative or judicial decision, interpretation or application of these laws and regulations, the trust is or will be considered an investment company required to be registered under the Investment Company Act.

Redemption Procedures

        A trust may not redeem fewer than all of the outstanding trust securities unless all accumulated and unpaid distributions have been paid on all trust securities for all distribution periods terminating on or prior to the date of redemption. If fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

        If (1) a trust gives a notice of redemption of trust securities (which notice may not be conditional) and (2) we have paid to the property trustee a sufficient amount of cash in connection with the related redemption or maturity of the junior subordinated debt securities, then on or before the redemption date, the property trustee will deposit with the paying agent funds sufficient to pay the applicable redemption price. Upon surrender of the trust securities to the paying agent, the holders of the trust securities will be paid the applicable redemption price plus accumulated distributions to the redemption date.

        Once notice of redemption is given, on or after the redemption date distributions will cease to accumulate and all rights of holders of trust preferred securities called for redemption will cease, except the right of the holders to receive the redemption price plus accumulated distributions. If any redemption date is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay. However, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day.

        We or our subsidiaries may, at any time, and from time to time, purchase outstanding trust securities by tender, in the open market or by private agreement.

Conversion or Exchange Rights

        The terms on which the trust preferred securities or related junior subordinated debt securities will be convertible into or exchangeable for our common stock or other securities will be set forth in the applicable prospectus supplement. Those terms, if applicable, will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions under which the number of shares of our common stock or other securities to be received by the holders of trust preferred securities or related junior subordinated debt securities would be subject to adjustment.

Dissolution

        Each amended trust agreement will state that the trust will be dissolved:

  •
  upon our bankruptcy;

  •
  upon the filing of a certificate of dissolution or its equivalent with respect to us;

  •
  upon obtaining the consent of at least a majority in liquidation amount of the trust securities, voting together as a single class;

  •
  90 days after the revocation of our charter, but only if the charter is not reinstated during that 90-day period;

  •
  upon entry of a court order for the dissolution of us or the trust;

  •
  upon the redemption of all of the trust securities;

  •
  upon the distribution of the related junior subordinated debt securities directly to the holders of the trust securities; or

  •
  if prior to the issuance of the trust securities, when we and the administrative trustees have consented to dissolution of the trust.

        Upon a dissolution, after the trust pays all amounts owed to creditors, the holders of the trust securities will be entitled to receive:

  •
  cash equal to the total liquidation amount of each trust security specified in the applicable prospectus supplement, plus accumulated and unpaid distributions to the date of payment; or

  •
  junior subordinated debt securities in a total principal amount equal to the total liquidation amount of the trust securities.

        If the trust cannot pay the full amount due on its trust securities because insufficient assets are available for payment, then the amounts payable by the trust on its trust securities will be paid proportionately. However, if an event of default under the related amended trust agreement occurs, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities.

Distribution of Junior Subordinated Debt Securities

        We will have the right at any time to dissolve a trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, to cause the distribution of junior subordinated debt securities issued to the trust to the holders of the trust securities in a total stated principal amount equal to the total stated liquidation amount of the trust securities then outstanding. The right to dissolve the trust and distribute the junior subordinated debt securities will be conditioned on our receipt of an opinion rendered by tax counsel that the distribution would not be taxable for United States federal income tax purposes to the holders.

Trust Enforcement Events

        Upon the occurrence of a trust enforcement event, the property trustee, as the sole holder of the junior subordinated debt securities, will have the right under the subordinated debt securities indenture to declare the principal of, interest on and premium, if any, on the junior subordinated debt securities to be immediately due and payable. A trust enforcement event under the amended trust agreement also will be an event of default under the subordinated debt securities indenture. See "—Description of Additional Terms of Junior Subordinated Debt Securities to be Issued to the Trusts."

        Under the amended trust agreement, until all trust enforcement events with respect to the trust preferred securities have been cured, waived or otherwise eliminated, the holder of the trust common securities will be deemed to have waived any trust enforcement event with respect to the trust common securities, the property trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities, and only the holders of the trust preferred securities will have the right to direct the property trustee with respect to certain matters under the amended trust agreement and the subordinated debt securities indenture as it relates to the junior subordinated debt securities. If any trust enforcement event with respect to the trust preferred securities is waived by the holders of the trust preferred securities as provided in the amended trust agreement, the holder of trust common securities will agree that the waiver also constitutes a waiver of the trust enforcement event with respect to the trust common securities for all purposes under the amended trust agreement without any further act, vote or consent of the holder of trust common securities.

        Each amended trust agreement will provide that we and the administrative trustees will deliver to the property trustee within 120 days after the end of each of our fiscal years a certificate evidencing compliance with all the applicable conditions and covenants under the amended trust agreement during the last fiscal year.

        If a property trustee fails to enforce its rights under the amended trust agreement or the subordinated debt securities indenture to the fullest extent permitted by law, subject to the terms of the amended trust agreement and the subordinated debt securities indenture and to the fullest extent permitted by law, any holder of trust securities may sue us, or seek other remedies, to enforce the property trustee's rights under the amended trust agreement or the subordinated debt securities indenture without first instituting a legal proceeding against the property trustee or any other person. If a trust enforcement event occurs and is continuing as a result of our failure to pay the principal of, interest on or premium, if any, on the junior subordinated debt securities when payable, then a holder of the trust preferred securities may directly sue us or seek other remedies, to collect its proportionate share of payments owed. See "—Relationship Among the Trust Preferred Securities, the Guarantees and the Junior Subordinated Debt Securities Held By The Trust" below.

Removal and Replacement of Trustees

        Once trust securities have been issued, the number of trustees may be increased or decreased by a majority in liquidation amount of the trust common securities, and only the holder of trust common securities has the right to remove or replace the trustees of the trust, except that while an event of default in respect of the junior subordinated debt securities has occurred and is continuing, the holders of a majority of the trust preferred securities will have this right. The resignation or removal of any property or Delaware trustee and the appointment of a successor property or Delaware trustee will be effective only on the acceptance of appointment by the successor property or Delaware trustee in accordance with the provisions of the amended trust agreement. The resignation of an administrative trustee is effective upon delivery of notice of resignation.

Mergers and Sales of Assets

        A trust may not consolidate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other trust entity (each, a merger event), except as described below. A trust may, at our request and with the consent of a majority of its administrative trustees (but without the consent of the holders of its trust securities, the Delaware trustee or the property trustee), consolidate, merge with or into, or be replaced by, or convey, transfer or lease its properties or assets substantially as an entirety to, another trust, provided that:

  •
  the successor entity either (1) assumes all of the obligations of the trust relating to its trust securities or (2) substitutes other securities for the trust preferred securities that are substantially similar to the trust preferred securities, so long as the successor securities rank the same as the trust preferred securities for distributions and payments upon liquidation, redemption and otherwise;

  •
  we appoint a trustee of the successor entity who has the same powers and duties as the property trustee of the trust, as the holder of the junior subordinated debt securities;

  •
  the trust preferred securities are listed, or any successor securities will be listed, upon notice of issuance, on the same securities exchange or other organization that the trust preferred securities are then listed;

  •
  the merger event does not cause the trust preferred securities or successor securities to be downgraded by any nationally recognized rating agency;

  •
  the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities or successor securities in any material way, other than with respect to any dilution of the holders' interest in the new entity;

  •
  the successor entity has a purpose identical to that of the trust;

  •
  prior to the merger event, we have received an opinion of counsel stating that (1) following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act, and (2) following the merger event the trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes;

  •
  we directly or indirectly own all of the trust common securities of the successor entity and guarantee the obligations of the successor entity under the successor securities in the same manner as in the guarantee; and

  •
  the successor entity assumes all of the obligations of the trust with respect to the trustees.

        In addition, unless all of the holders of the trust preferred securities and trust common securities approve otherwise, the trust will not consolidate, merge with or into, or be replaced by, or convey, transfer or lease its properties or assets substantially as an entirety to, any other entity or permit any other entity to consolidate, merge with or into, or replace it, if, in the opinion of tax counsel, the transaction would cause the holders of the trust securities not to be treated as owning an undivided interest in the junior subordinated debt securities.

Voting Rights; Amendment of Amended Trust Agreement

        The holders of trust securities have no voting rights except as discussed under "—Removal and Replacement of Trustees" and "—Mergers and Sales of Assets" above and "—Description of the Guarantees" below and as otherwise required by law and the amended trust agreement.

        The amended trust agreement may be amended if approved by us, a majority of the administrative trustees of the trust, the property trustee and, if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware trustee, the Delaware trustee. However, if any proposed amendment provides for:

  •
  any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the amended trust agreement or otherwise; or

  •
  the dissolution, winding up or termination of the trust other than under the terms of its amended trust agreement;

then, unless the applicable prospectus supplement specifies otherwise, the holders of the trust securities as a single class will be entitled to vote on the amendment. In that case, the amendment will be effective only if approved by at least a majority in liquidation amount of the trust securities affected by the amendment. However, if any proposed amendment would adversely affect only the trust preferred securities or the trust common securities, then only the affected class will be entitled to vote on the amendment.

        In addition, if any proposed amendment provides for:

  •
  any action that would change the amount or timing of any distribution of the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities on a specified date; or

  •
  any action that would restrict the right of a holder of trust securities to institute suit for the enforcement of payment of the distribution on or after the specified date;

then, unless the applicable prospectus supplement specifies otherwise, the holders of trust securities as a single class will be entitled to vote on the amendment. In that case, the amendment will be effective only if approved by each holder of trust securities affected by the amendment.

        No amendment may be made to an amended trust agreement if that amendment would:

  •
  cause the trust to be characterized as other than a grantor trust for United States federal income tax purposes;

  •
  reduce or otherwise adversely affect the powers of the property trustee in contravention of the Trust Indenture Act; or

  •
  cause the trust to be deemed to be an investment company that is required to be registered under the Investment Company Act.

        As described in the form of amended trust agreement, the administrative trustees may hold a meeting to have holders of trust securities vote on an amendment or have them approve an amendment by written consent.

        If a vote by the holders of trust preferred securities is taken or a consent is obtained, any trust preferred securities owned by us or our affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding, which will have the following consequences:

  •
  we and our affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of trust preferred securities; and

  •
  any trust preferred securities owned by us or our affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

        The holders of a majority of the total liquidation amount of each of the trust preferred securities and the trust common securities have the right to:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the property trustee;

  •
  direct the exercise of any trust or power conferred upon the property trustee under the amended trust agreement, including the right to direct the property trustee, as the holder of the junior subordinated debt securities;

  •
  exercise the remedies available under the subordinated debt securities indenture with respect to the junior subordinated debt securities;

  •
  consent to any amendment or modification of the subordinated indenture with respect to the junior subordinated debt securities; or

  •
  waive any event of default under the subordinated debt securities indenture that is waivable.

        However, the holders of a majority of the total liquidation amount of the trust common securities can exercise the foregoing rights only after all trust enforcement events with respect to the trust preferred securities have been cured, waived or otherwise eliminated. In addition, before taking any of the foregoing actions, the property trustee must obtain an opinion of tax counsel stating that, as a result of that action, the trust will continue to be classified as a grantor trust for United States federal income tax purposes and that each holder of trust securities will be treated as owning an undivided beneficial ownership interest in junior subordinated debt securities.

Information Concerning the Property Trustee

        For matters relating to compliance with the Trust Indenture Act, the property trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee and/or one or more of its affiliates may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. The property trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates. However, if the property trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

        The property trustee, other than during the occurrence and continuance of a trust enforcement event, undertakes to perform only the duties that are specifically described in the amended trust agreement and, upon a trust enforcement event, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers given it by the applicable amended trust agreement at the request of any holder of trust preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

Information Concerning the Administrative Trustees

        Initially, there will be three administrative trustees of each trust. The administrative trustees may be officers or employees of Univision or entities affiliated with us. The administrative trustees are authorized and directed to conduct the affairs of and, among other things, to operate the trust in a way that:

  •
  will not cause it to be deemed to be an investment company required to be registered under the Investment Company Act;

  •
  will cause it to be classified as a grantor trust for United States federal income tax purposes; and

  •
  will cause the junior subordinated debt securities it holds to be treated as our indebtedness for United States federal income tax purposes.

        The administrative trustees are authorized to take any action, so long as it is consistent with applicable law, the certificate of trust and the amended trust agreement, that they determine to be necessary or desirable for those purposes.

Description of the Guarantees

        Except as otherwise specified in the prospectus supplement, Univision will execute a guarantee for the benefit of the holders of each series of trust preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act. The applicable prospectus supplement with respect to the trust preferred securities will identify the guarantee trustee. The terms of the guarantee will be those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act. The guarantee trustee will hold each guarantee for the benefit of the holders of the trust preferred securities to which it relates.

General

        Univision will irrevocably and unconditionally agree under each guarantee to pay the guarantee payments that are set forth below, to the extent specified in that guarantee, to the holders of the trust preferred securities to which the guarantee relates, to the extent that the guarantee payments are not paid by or on behalf of the related trust. We are required to pay the guarantee payments to the extent specified in the relevant guarantee regardless of any defense, right of set-off or counterclaim that we may have or may assert against any person.

        The following payments and distributions on the trust preferred securities of a trust are guarantee payments:

  •
  any accumulated and unpaid distributions required to be paid on the trust preferred securities of the trust, but only to the extent that the trust has funds legally and immediately available for those distributions;

  •
  the redemption price for any trust preferred securities that the trust calls for redemption, including all accumulated and unpaid distributions to the redemption date, but only to the extent that the trust has funds legally and immediately available for the payment; and

  •
  upon a dissolution, winding up or termination of the trust, other than in connection with the distribution of junior subordinated debt securities to the holders of trust securities of the trust or the redemption of all the trust preferred securities of the trust, the lesser of:

  •
  the sum of the liquidation amount and all accumulated and unpaid distributions on the trust preferred securities of the trust to the payment date, to the extent that the trust has funds legally and immediately available for the payment; and

  •
  the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities of the trust in liquidation of the trust.

        We may satisfy our obligation to make a guarantee payment by making that payment directly to the holders of the related trust preferred securities or by causing the trust to make the payment to those holders.

        Each guarantee will be a full and unconditional guarantee, subject to certain subordination provisions of the guarantee payments, with respect to the related trust preferred securities from the time of issuance of those trust preferred securities, except that the guarantee will only apply to the payment of distributions and other payments on the trust preferred securities when the trust has sufficient funds legally and immediately available to make those distributions or other payments.

        If we do not make the required payments on the junior subordinated debt securities that the property trustee holds under a trust, that trust will not make the related payments on its trust preferred securities.

Subordination

        Our obligations under each guarantee will be unsecured obligations of ours. Those obligations will rank:

  •
  subordinate and junior in right of payment to all of our other liabilities, other than obligations or liabilities that rank equal in priority or subordinate by their terms;

  •
  equal in priority with the junior subordinated debt securities that we may issue and similar guarantees; and

  •
  senior to our common stock.

        Each guarantee will be a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us, as guarantor, to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.

        The terms of the trust preferred securities will provide that each holder of the trust preferred securities, by accepting those trust preferred securities, agrees to the subordination provisions and other terms of the related guarantee.

Amendments

        We may amend the guarantee without the consent of any holder of the trust preferred securities to which the guarantee relates if the amendment does not materially and adversely affect the rights of those holders. We may otherwise amend the guarantee with the approval of the holders of at least a majority of the outstanding trust preferred securities to which the guarantee relates.

Termination

        The guarantee will terminate and be of no further effect when:

  •
  the redemption price of the trust preferred securities to which it relates is fully paid;

  •
  we distribute the related junior subordinated debt securities to the holders of those trust preferred securities; or

  •
  the amounts payable upon liquidation of the related trust are fully paid.

        Each guarantee will remain in effect or will be reinstated if at any time any holder of the related trust preferred securities must restore payment of any sums paid to that holder with respect to those trust preferred securities or under that guarantee.

Certain Covenants

        We will covenant that, so long as any trust preferred securities remain outstanding, if we have given notice of our election to defer payments of interest on the junior subordinated debt securities or if there is an event of default under the guarantee or the subordinated debt securities indenture with respect to the junior subordinated debt securities (or any event of which we have knowledge that with the giving of notice or lapse of time or both would constitute an event of default under the subordinated debt securities indenture with respect to the junior subordinated debt securities and which we have not taken responsible steps to cure):

  •
  we will not make distributions related to our debt securities that rank equally with or junior to the junior subordinated debt securities, including any payment of interest, principal or premium, or repayments, repurchases or redemptions; and

  •
  we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments.

        We may, however, make the following types of distributions:

  •
  dividends paid in common stock;

  •
  dividends in connection with the implementation of a shareholder rights plan, the issuance of capital stock under any such plan or the redemption or repurchase of any rights pursuant to such plan;

  •
  payments under a guarantee to a trust holding junior subordinated debt securities of the same series;

  •
  repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors; and

  •
  the purchases of fractional interests in shares of capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged.

        Because we are a holding company, the claims of creditors of our subsidiaries will have a priority over our equity rights and the rights of our creditors, including the trust, as holder of the guarantee and the junior subordinated debt securities, to participate in the assets of the subsidiary upon the subsidiary's liquidation. See "Description of Debt Securities—Consequences of Holding Company Status."

Events of Default

        An event of default will occur under any guarantee if we fail to perform any of our payment obligations under the guarantee. The holders of a majority of the trust preferred securities of any series may waive any such event of default and its consequences on behalf of all of the holders of the trust preferred securities of that series. The guarantee trustee is entitled to enforce the guarantee for the benefit of the holders of the trust preferred securities of a series if an event of default occurs under the related guarantee.

        The holders of a majority of the trust preferred securities to which a guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee with respect to that guarantee or to direct the exercise of any trust or power that the guarantee trustee holds under that guarantee. Any holder of the related trust preferred securities may institute a legal proceeding directly against us to enforce that holder's rights under the guarantee without first instituting a legal proceeding against the guarantee trustee or any other person or entity.

Information Concerning the Guarantee Trustee

        The guarantee trustee and/or one or more of its affiliates may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. The guarantee trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates. However, if the guarantee trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

        The guarantee trustee will perform only those duties that are specifically set forth in each guarantee unless an event of default under the guarantee occurs and is continuing. In case an event of default occurs and is continuing, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to those provisions, the guarantee trustee is under no obligation to exercise any of its powers under any guarantee at the request of any holder of the related trust preferred securities unless that holder offers reasonable indemnity to the guarantee trustee against the costs, expenses and liabilities which it might incur as a result.

Applicable Law

        The guarantees will be governed by and construed in accordance with the laws of the State of New York.

Agreement as to Expenses and Liabilities

        We will enter into an agreement as to expenses and liabilities in connection with each amended trust agreement. The agreement as to expenses and liabilities will provide that we will, with certain exceptions, irrevocably and unconditionally guarantee the full payment of any indebtedness, expenses or liabilities of the related trust to each person or entity to whom that trust becomes indebted or liable. The exceptions are the obligations of the trust to pay to the holders of the related trust preferred securities or other similar interests in the trust the amounts due to the holders under the terms of those trust preferred securities or those similar interests.

Description of Additional Terms of Junior Subordinated Debt Securities to be Issued to the Trusts

General

        The junior subordinated debt securities, which each trust that issues trust preferred securities will hold as trust assets, will be issued under a subordinated debt securities indenture relating to that series of junior subordinated debt securities. Except as described in an applicable prospectus supplement, the features of the junior subordinated debt securities will be similar to the debt securities described above under the heading "Description of Debt Securities," with the additional features summarized below.

        Junior subordinated debt securities will be issued in a principal amount equal to the aggregate stated liquidation amount of trust preferred securities plus our investment in trust common securities. The entire principal amount of the junior subordinated debt securities held by each trust will mature and become due and payable, together with any accrued and unpaid interest thereon, on the date set forth in the applicable prospectus supplement.

        If distributed to the holders of trust preferred securities upon dissolution of a trust, junior subordinated debt securities represented by a paper certificate may be presented for exchange or transfer at the office of the relevant registrar. Holders will not have to pay any service charge for any registration of transfer or exchange of their certificates, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Subordination

        The junior subordinated debt securities will rank subordinated and junior in right of payment, to the extent described in the applicable prospectus supplement.

Optional Redemption

        To the extent described in the applicable prospectus supplement, we will have the right to redeem the junior subordinated debt securities, in whole or in part, from time to time, on or after the applicable redemption date at the applicable redemption price, together with interest, upon not less than 30 nor more than 60 days' notice.

Deferral of Interest Payments on Junior Subordinated Debt Securities

        We can defer interest payments by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement. Other details regarding the extension period will also be specified in the applicable prospectus supplement. No extension period may extend beyond the maturity of the junior subordinated debt securities. At the end of the extension period (or periods), we will pay all interest then accrued and unpaid, together with interest on the deferred amount as provided in the applicable prospectus supplement, to the extent permitted by applicable law.

        During any extension period, we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments. In addition, we will not make any payments, redeem or repurchase any debt securities of equal or junior rank to the junior subordinated debt securities or make any guarantee payments on any such debt securities of our subsidiaries. We may, however, make the following types of distributions:

  •
  dividends or distributions paid in common stock;

  •
  dividends in connection with the implementation of a shareholder rights plan;

  •
  payments to a trust holding securities of the same series under a guarantee;

  •
  repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors; and

  •
  the purchases of fractional interests in shares of capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged.

        Prior to the termination of any extension period for a series of junior subordinated debt securities, we may further defer payments of interest on the junior subordinated debt securities by extending the interest payment period, provided that the extension period together with all previous and further extensions thereof for the series of junior subordinated debt securities may not extend beyond five consecutive years or extend beyond the maturity of the series. Upon the termination of any extension period, and the payment of all accrued and unpaid interest on the junior subordinated debt securities then due, we may select a new extension period for the series of junior subordinated debt securities, subject to the above requirements. No interest on a series of junior subordinated debt securities during an extension period, except at the end thereof, will be due and payable.

        If the property trustee is the sole holder of the junior subordinated debt securities, we will give the property trustee notice of the selection of an extension period for such series of junior subordinated debt securities one business day prior to the earlier of:

  •
  the regular record date for the interest payment on which the extension period is to commence or relating to the interest payment on which an extension period that is being extended would otherwise terminate; or

  •
  the date a trust is required to give notice to the applicable self-regulatory organization or to holders of the trust preferred securities on the record date or the date the distribution is payable, but in any event not less than one business day prior to such record date.

        The administrative trustees will give notice of the selection of an extension period to the holders of trust preferred securities. If the property trustee is not the sole holder of a series of junior subordinated debt securities, we will give the holders of such junior subordinated debt securities notice of the selection of an extension period ten business days prior to the earlier of:

  •
  the regular record date for the interest payment on which the extension period is to commence or relating to the interest payment on which an extension period that is being extended would otherwise terminate; or

  •
  the date we are required to give notice to the applicable self-regulatory organization or to holders of the subordinated debt securities, but in any event at least two business days before such record date.

        We have no present intention to defer interest payments.

Certain Covenants

        Except as set forth in the applicable prospectus supplement:

        The subordinated debt securities indenture, as it applies to any junior subordinated debt securities, will require us to:

  •
  maintain 100% direct or indirect ownership of the trust common securities of any trust to which the junior subordinated debt securities have been issued while the junior subordinated debt securities remain outstanding; and

  •
  pay to any trust to which the junior subordinated debt securities have been issued any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes)

    imposed by the United States or any other taxing authority on that trust, so that the net amounts received and retained by that trust (after paying any taxes, duties, assessments or other governmental charges) will be not less than the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

        If there has occurred any event of default, then we may not:

  •
  declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

  •
  make any payment of interest, principal or premium, on or repay, repurchase or redeem any, debt securities (including guarantees other than the trust guarantee) issued by us which rank pari passu with or junior to the junior subordinated debt securities.

        The preceding sentence, however, will not restrict:

  •
  dividends or distributions paid in common stock;

  •
  dividends in connection with the implementation of a shareholder rights plan;

  •
  payments to a trust holding securities of the same series under a guarantee;

  •
  repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors; and

  •
  the purchase of fractional interests in shares of capital stock pursuant to the conversion or exchange provision of the capital stock or the security being converted or exchanged.

        The subordinated debt securities indenture will provide that, with respect to any junior subordinated debt securities, we will not merge or consolidate with another corporation or sell or lease all or substantially all of our assets to another corporation, or purchase all or substantially all the assets of another corporation unless:

  •
  either (1) we are the continuing corporation or (2) the successor corporation, if other than us, expressly assumes the obligations evidenced by the junior subordinated debt securities issued pursuant to the subordinated debt securities indenture and our obligations under the trust guarantees;

  •
  immediately prior to and after the transaction, there would not be any events of default in the performance of any covenant or condition of the subordinated debt securities indenture as it relates to the junior subordinated debt securities; and

  •
  the transaction is permitted under the relevant amended trust agreement and guarantee and does not give rise to any breach or violation of such trust agreement or guarantee.

Modification of the Subordinated Indenture

        If we and the trustee propose a modification of the subordinated debt securities indenture or the rights of the holders of a series of junior subordinated debt securities that requires the consent of the holders of the series and the modification relates to a series of junior subordinated debt securities held by or on behalf of a Univision Trust, then:

  •
  if the consent of a majority in aggregate principal amount of junior subordinated debt securities is required, the modification will not be effective until the holders of a majority in liquidation amount of trust securities issued by the affected trust have consented to the modification; and

  •
  if the consent of each outstanding junior subordinated debt security is required, the modification will not be effective until each holder of the trust securities of the affected trust has consented to the modification.

        However, the holders of the trust common securities can vote to provide the foregoing consent only after all events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated and after the property trustee has obtained an opinion from tax counsel that the corresponding trust will not fail to be classified as a grantor trust for United States federal income tax purposes, as provided in the amended trust agreement.

Additional Events of Default

        In addition to the events of default described under "Description of Debt Securities—Events of Default," the voluntary or involuntary dissolution, winding up or termination of a Univision Trust will be an additional event of default regarding any series of junior subordinated debt securities held as trust assets, unless the dissolution, winding up or termination is in connection with the distribution of junior subordinated debt securities to holders of trust securities in liquidation of a trust, the redemption of all outstanding trust securities of such trust, or certain mergers or consolidations permitted by the amended trust agreement.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

        To the extent any action under the subordinated debt securities indenture as it relates to a series of junior subordinated debt securities is entitled to be taken by the holders of at least a specified percentage of junior subordinated debt securities, holders of the corresponding trust preferred securities may take any action if it is not taken by the property trustee of the related Univision Trust. Notwithstanding the foregoing, if an event of default has occurred and is continuing and is attributable either to:

  •
  our failure to pay the principal of, premium, if any, on or interest on the junior subordinated debt securities on the due date; or

  •
  our failure to deliver the required securities or other rights upon an appropriate conversion or exchange right election;

a holder of the related trust preferred securities may institute a legal proceeding directly against us for enforcement of payment to that holder of the principal of or premium, if any, on or interest on the junior subordinated debt securities having a principal amount equal to the liquidation amount of the trust preferred securities held by that holder or for enforcement of such conversion or exchange rights, as the case may be, which is referred to as a direct action. We may not amend the subordinated debt securities indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities outstanding. Notwithstanding any payments made to a holder of trust preferred securities by us in connection with a direct action, we shall remain obligated to pay the principal of and premium, if any, on and interest on the related junior subordinated debt securities, and we shall be subrogated to the rights of the holder of the trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by us to that holder in any direct action.

        The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related junior subordinated debt securities unless an event of default has occurred and is continuing under the applicable declaration of trust. See "—Trust Enforcement Events."

Relationship Among the Trust Preferred Securities, the Guarantees and the Junior Subordinated Debt Securities Held by the Trust

        We will guarantee payments of distributions and redemption and liquidation payments due on the trust preferred securities, to the extent the trust has funds available for the payments, to the extent described under "—Description of the Guarantees." No single document executed by us in connection with the issuance of the trust preferred securities will provide for our full, irrevocable and unconditional guarantee of the trust preferred securities. It is only the combined operation of our obligations under the guarantee, the amended trust agreement and the subordinated debt securities indenture (as it relates to the relevant junior subordinated debt securities) that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities.

        As long as we make payments of interest and other payments when due on the junior subordinated debt securities held by the trust, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the trust preferred securities issued by the trust, primarily because:

  •
  the total principal amount of the junior subordinated debt securities will be equal to the sum of the total liquidation amount of the trust securities;

  •
  the interest rate and interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust securities;

  •
  we will pay for any and all costs, expenses and liabilities of the trust except its obligations under its trust preferred securities; and

  •
  each amended trust agreement will provide that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

        If and to the extent that we do not make payments of the junior subordinated debt securities, the trust will not have funds available to make payments of distributions or other amounts due on its trust preferred securities. In those circumstances, holders will not be able to rely upon the guarantee for payment of these amounts. Instead, holders may directly sue us or seek other remedies to collect their proportionate share of payments owed. If holders sue us to collect payment, then we will assume rights as a holder of trust preferred securities under the amended trust agreement to the extent we make a payment to holders in any such legal action.

PLAN OF DISTRIBUTION

        Univision and, in the case of trust preferred securities, a Univision Trust may sell the securities being offered hereby:

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  to or through one or more dealers;

  •
  to or through one or more underwriters;

  •
  through one or more rights offerings to our stockholders; or

  •
  through a combination of any such methods of sales.

        The distribution of such securities pursuant to any prospectus supplement may occur from time to time in one or more transactions either:

  •
  at a fixed price or prices which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurances can be given that there will be a market for any of the securities.

        We may solicit offers to purchase these securities directly or through agents designated by us from time to time. We will identify any such agent, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, and set forth any commission payable by us to such agent in the applicable prospectus supplement.

        If we use a broker-dealer in the sale of the securities, we will sell the securities to the dealer, as principal. The dealer, who may be deemed to be an underwriter, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

        If we use an underwriter in connection with an offering, we will execute an underwriting agreement with them at the time we sell the securities to them. Unless otherwise stated in the prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent. We will also identify any such underwriters in the applicable prospectus supplement, which they will use to make resales of the securities to the public. In connection with the sale of the securities, they may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of such securities for whom they may act as agents. Underwriters may sell such shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Accordingly, we will set forth in the applicable prospectus supplement any underwriting compensation paid by us to underwriters in connection with this offering and any discounts, concessions or commissions allowed by underwriters to participating dealers.

        We may agree to indemnify underwriters, dealers, agents, dealer managers and other persons against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which they may be required to make with respect to those liabilities. Underwriters, dealers, dealer managers and agents may engage in transactions with or perform services for us in the ordinary course of business. Underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

        We may authorize underwriters, dealers, dealer managers or other persons to solicit offers by some types of institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. Such contracts may be made with, for example, commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions. The prospectus supplement relating to such contracts will set forth the price to be paid for the securities, the contractual conditions, the commissions payable for solicitation of the contracts and the future delivery date(s) of the shares.

        The net proceeds to us from the sale of securities will be the purchase price of the securities less any discounts or commissions and the other attributable expenses of issuance and distribution.

LEGAL MATTERS

        O'Melveny & Myers LLP, Los Angeles, California, will pass upon the validity of the securities offered by this prospectus (other than the trust preferred securities) for Univision. Attorneys at O'Melveny & Myers LLP involved in this offering own 27,180 shares of our common stock. Richards, Layton & Finger, P.A., Wilmington, Delaware, will pass upon the validity of the trust preferred securities of the trusts under Delaware law for the Univision Trusts.

EXPERTS

        The consolidated financial statements and schedule of Univision and its subsidiaries as of December 31, 2001 and for the years ended December 31, 2001 and 2000 included in Univision's annual report on Form 10-K/A for the year ended December 31, 2002 and incorporated herein by reference were audited by Arthur Andersen LLP. After reasonable efforts, Univision has not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference into such annual report or into this registration statement of Arthur Andersen LLP's audit report regarding such financial statements. Accordingly, Arthur Andersen LLP will not be liable to investors under Section 11(a) of the Securities Act because it has not consented to being named as an expert in this registration statement. Therefore, such lack of consent may limit the recovery by investors from Arthur Andersen LLP.

        Ernst & Young LLP, independent auditors, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K/A for the year ended December 31, 2002, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, which are based in part on the report of McGladrey & Pullen, LLP, independent auditors, given on the authority of such firms as experts in accounting and auditing.

        The consolidated financial statements and schedule of HBC and its subsidiaries as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002 included in the Current Report on Form 8-K of Univision have been incorporated by reference in reliance upon the report dated February 23, 2003, except for Note 4 for which the date is March 17, 2003, of KPMG LLP, independent accountants, which is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements and schedule of Entravision Communications Corporation and its subsidiaries as of December 31, 2001 and 2002 and for each of the years in the three-year period ended December 31, 2002 included in Univision Communications Inc.'s annual report on

Form 10-K/A for the year ended December 31, 2002 have been incorporated by reference in reliance upon the report dated February 7, 2003 of McGladrey & Pullen, LLP, independent auditors, which is incorporated by reference, and upon that firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, incurred by us in connection with the sale and distribution of the securities being registered. All amounts are estimates except the SEC registration fee:

SEC registration fee	$80,900
Printing and engraving expenses	150,000
Legal fees and expenses	150,000
Accounting fees and expenses	25,000
Trustees fees	35,000
Rating Agency fees	200,000
Miscellaneous expenses	9,100

TOTAL	$650,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Our certificate of incorporation provides that our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by the General Corporation Law of the State of Delaware. Under Delaware law, liability of a director may not be limited (a) for any breach of the director's duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (d) for any transaction from which the director derives an improper personal benefit. The effect of these provisions of our certificate of incorporation is to eliminate the rights of us and our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except in the situations described in clauses (a) through (d) above. This provision does not limit or eliminate our or our stockholders' right to seek nonmonetary relief, such as an injunction or rescission, upon a breach of a director's duty of care.

        In our certificate of incorporation, we have also agreed to indemnify our directors, officers, employees and agents to the maximum extent provided by applicable law against all costs, liabilities and other losses actually and reasonably incurred or suffered by them arising out of their capacity as a director, officer, employee or agent of us or any other corporation for which we request them to serve as a director, officer, employee or agent. Our directors, officers, employees and agents are also entitled to an advance of expenses to the maximum extent authorized or permitted by law in advance of the final disposition of any proceeding, subject to, to the extent required by applicable law, the receipt of an undertaking to repay the advancement if the person is ultimately determined to be not entitled to be indemnified.

        Any repeal or limitation of our ability to provide indemnification as described above may not diminish any of their indemnification rights with respect to actions, suits or proceedings relating to transactions or facts occurring before the modification or repeal.

        We maintain insurance policies for our directors and officers against certain liabilities arising out of their capacity as our director or officer. In addition, we have entered into an indemnification agreement with each of our officers and directors with respect to losses arising out of their capacity as director or officer, and it is anticipated that similar agreements may be entered into, from time to time, with our future directors and officers.

        The foregoing summaries are necessarily subject to the complete text of the statute, Univision's certificate of incorporation and bylaws, and the arrangements referred to above are qualified in their entirety by reference thereto.

ITEM 16. EXHIBITS

Exhibit Number		Description
1.1	(1)	Form of Underwriting Agreement with respect to Debt Securities
1.2	(1)	Form of Underwriting Agreement with respect to Preferred Stock
1.3	(1)	Form of Underwriting Agreement with respect to Common Stock
1.4	(1)	Form of Underwriting Agreement with respect to Warrants
1.5	(1)	Form of Underwriting Agreement with respect to Trust Preferred Securities
1.6	(1)	Form of Underwriting Agreement with respect to Purchase Contracts
1.7	(1)	Form of Underwriting Agreement with respect to Units
4.1	(2)	Restated Certificate of Incorporation
4.2	(3)	Certificate of Amendment of Restated Certificate of Incorporation of the Company
4.3	(9)	Indenture dated as of July 18, 2001 among Univision Communications Inc. and The Bank of New York, as Trustee
4.4.1	(9)	Form of Supplemental Indenture to be delivered by additional guarantors, among Univision Communications Inc., the Guarantors to be named therein, and The Bank of New York, as Trustee
4.4.2		Schedule of Guarantors to Exhibit 4.4.1 pursuant to Instruction 2 of Item 601(a)(4) of Regulation S-K
4.4.3		Officer's Certificate dated July 18, 2001 relating to the Company's 7.85% Notes due 2011.
4.5	(1)	Form of Warrant Agreement (including form of Warrant Certificate)
4.6	(1)	Form of Purchase Contract (including form of Purchase Contract Certificate)
4.7	(1)	Form of Unit Agreement (including form of Unit Certificate)
4.8	(1)	Form of Deposit Agreement (including form of Depositary Receipt)
4.9	(4)	Specimen Common Stock Certificate
4.10	(1)	Certificate of Designation of Preferred Stock
4.11	(1)	Form of Preferred Stock Certificate
4.12	(1)	Form of Trust Preferred Security
4.13	(1)	Form of Guarantee relating to Trust Preferred Securities
4.14	(1)	Form of Agreement as to Expenses and Liabilities relating to Trust Preferred Securities
4.15	(7)	Certificate of Trust of Univision Capital Trust I
4.16	(7)	Trust Agreement of Univision Capital Trust I
4.17	(7)	Certificate of Trust of Univision Capital Trust II
4.18	(7)	Trust Agreement of Univision Capital Trust II
4.19	(7)	Certificate of Trust of Univision Capital Trust III
4.20	(7)	Trust Agreement of Univision Capital Trust III

4.21	(7)	Form of Amended and Restated Trust Agreement
4.22	(1)	Form of Senior Debt Securities Indenture
4.23	(1)	Form of Senior Debt Security
4.24	(1)	Form of Junior Debt Security Indenture
4.25	(1)	Form of Junior Debt Security
5.1	(7)	Opinion of O'Melveny & Myers LLP
5.2	(7)	Opinion of Richards, Layton & Finger, P.A.
12.1		Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preference Dividends
23.1	(5)	Consent of Arthur Andersen LLP (consent of independent public accountants)
23.2		Consent of Ernst & Young LLP (consent of independent auditors)
23.3		Consent of McGladrey & Pullen, LLP (consent of independent public accountants)
23.4	(7)	Consent of O'Melveny & Myers LLP (included in 5.1)
23.5	(7)	Consent of Richards, Layton & Finger, P.A. (included in 5.2)
23.6		Consent of KPMG LLP (consent of independent public accountants)
24.1	(8)	Powers of Attorney
25.1
		T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under Indenture dated as of July 18, 2001 among Univision Communications Inc. and The Bank of New York as Trustee
25.2	(6)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under Debt Securities Indenture
25.3	(6)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Amended and Restated Trust Agreement of Univision Capital Trust I
25.4	(6)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Amended and Restated Trust Agreement of Univision Capital Trust II
25.5	(6)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Amended and Restated Trust Agreement of Univision Capital Trust III
25.6	(6)
		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Trust Guarantee for the benefit of the holders of preferred securities of Univision Capital Trust I
25.7	(6)
		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Trust Guarantee for the benefit of the holders of preferred securities of Univision Capital Trust II
25.8	(6)
		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Trust Guarantee for the benefit of the holders of preferred securities of Univision Capital Trust III

(1)
To be filed by amendment or as an exhibit to documents incorporated by reference or deemed to be incorporated by reference in this registration statement.

(2)
Previously filed as an exhibit to Univision Communications Inc.'s Definitive Proxy Statement dated April 8, 2002 and incorporated by reference herein.

(3)
Previously filed as Exhibit 3.3 to Univision Communications Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated by reference herein.

(4)
Previously filed as Exhibit 4.1 to Univision Communications Inc.'s Registration Statement on Form S-1/A filed on September 5, 1996 and incorporated by reference herein.

(5)
Omitted pursuant to Rule 473a.

(6)
To be filed separately pursuant to Trust Indenture Act Section 305(b)(2).

(7)
Previously filed as an exhibit to Univision Communications Inc.'s Registration Statement on Form S-3 (File No. 333-105933) filed on June 6, 2003 and incorporated by reference herein.

(8)
Either included on signature pages hereto or previously included on the signature pages to Univision Communications Inc.'s Registration Statement on Form S-3 (File No. 333-105933) filed on June 6, 2003 and incorporated by reference herein.

(9)
Previously filed as an exhibit to Univision Communications Inc.'s Registration Statement on Form S-4 (File No. 333-71426-01) filed on October 11, 2001 and incorporated by reference herein.

ITEM 17. UNDERTAKINGS

(a)
The undersigned registrants hereby undertake:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bone fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrants undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)
The undersigned registrants hereby undertake to file an application for the purpose of determining eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(f)
(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effictive.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus whall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act, Univision Communications Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf and as general partner on behalf of The Univision Network Limited Partnership by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 30, 2003.

UNIVISION COMMUNICATIONS INC., for itself and as the general partner of The Univision Network Limited Partnership
By:	/s/ ROBERT V. CAHILL Robert V. Cahill Vice Chairman and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

* A. Jerrold Perenchio	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
* George W. Blank	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Emilio Azcarraga	Director
* Harold Gaba	Director
* Alan Horn	Director
* John G. Perenchio	Director
* Alejandro Rivera	Director
* Ray Rodriguez	Director
/s/ MCHENRY TICHENOR, JR. McHenry Tichenor, Jr.	Director
/s/ FERNANDO AGUIRRE Fernando Aguirre	Director
* By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Attorney-in-Fact

        Pursuant to the requirements of the Securities Act, Univision Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 30, 2003.

UNIVISION CAPITAL TRUST I By: Univision Communications Inc., as Sponsor
By:	/s/ C. DOUGLAS KRANWINKLE
Name:	C. Douglas Kranwinkle
Title:	Executive Vice President and General Counsel

        Pursuant to the requirements of the Securities Act, Univision Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 30, 2003.

UNIVISION CAPITAL TRUST II By: Univision Communications Inc., as Sponsor
By:	/s/ C. DOUGLAS KRANWINKLE
Name:	C. Douglas Kranwinkle
Title:	Executive Vice President and General Counsel

        Pursuant to the requirements of the Securities Act, Univision Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 30, 2003.

UNIVISION CAPITAL TRUST III By: Univision Communications Inc., as Sponsor
By:	/s/ C. DOUGLAS KRANWINKLE
Name:	C. Douglas Kranwinkle
Title:	Executive Vice President and General Counsel

        Pursuant to the requirements of the Securities Act, Fonohits Music Publishing, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 30, 2003.

FONOHITS MUSIC PUBLISHING, INC.
By:	/s/ ROBERT V. CAHILL Robert V. Cahill Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

* Jose Behar	President and Chief Executive Officer (Principal Executive Officer) and Director
* George W. Blank	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
* A. Jerrold Perenchio	Director
* Robert V. Cahill	Director
* By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Attorney-in-Fact

        Pursuant to the requirements of the Securities Act, Fonomusic, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 30, 2003.

FONOMUSIC, INC.
By:	/s/ ROBERT V. CAHILL Robert V. Cahill Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

* Jose Behar	President and Chief Executive Officer (Principal Executive Officer) and Director
* George W. Blank	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
* A. Jerrold Perenchio	Director
* Robert V. Cahill	Director
* By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Attorney-in-Fact

        Pursuant to the requirements of the Securities Act, Fonovisa, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 30, 2003.

FONOVISA, INC.
By:	/s/ ROBERT V. CAHILL Robert V. Cahill Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

* Jose Behar	President and Chief Executive Officer (Principal Executive Officer) and Director
* George W. Blank	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
* A. Jerrold Perenchio	Director
* Robert V. Cahill	Director
* By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Attorney-in-Fact

        Pursuant to the requirements of the Securities Act, Galavision, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 30, 2003.

GALAVISION, INC.
By:	/s/ RAY RODRIGUEZ Ray Rodriguez President and Chief Operating Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

* Ray Rodriguez	President and Chief Operating Officer (Principal Executive Officer)
* George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
* A. Jerrold Perenchio	Director
* Robert V. Cahill	Director
*By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Attorney-in-Fact

        Pursuant to the requirements of the Securities Act, HPN Numbers, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 30, 2003.

HPN NUMBERS, INC.
By:	/s/ MICHAEL D. WORTSMAN Michael D. Wortsman, President, Secretary and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ MICHAEL D. WORTSMAN Michael D. Wortsman	President, Secretary and Treasurer (Principal Executive Officer and Principal Financial Officer and Principal Accounting Officer) and sole Director

        Pursuant to the requirements of the Securities Act, PTI Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 30, 2003.

PTI HOLDINGS, INC.
By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

* A. Jerrold Perenchio	President (Principal Executive Officer) and Director
* George W. Blank	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Robert V. Cahill	Director
*By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Attorney-in-Fact

        Pursuant to the requirements of the Securities Act, Sunshine Acquisition Corp. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 30, 2003.

SUNSHINE ACQUISITION CORP.
By:
/s/ ROBERT V. CAHILL Robert V. Cahill, Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

* A. Jerrold Perenchio	President (Principal Executive Officer) and sole Director
* George W. Blank	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
*By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Attorney-in-Fact

        Pursuant to the requirements of the Securities Act, Telefutura Network certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 30, 2003.

TELEFUTURA NETWORK
By:	/s/ RAY RODRIGUEZ Ray Rodriguez, President and Chief Operating Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

* Ray Rodriguez	President and Chief Operating Officer (Principal Executive Officer)
* George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Robert V. Cahill	Director
* C. Douglas Kranwinkle	Director
*By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Attorney-in-Fact

        Pursuant to the requirements of the Securities Act, Telefutura of San Francisco, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf and as the member on behalf of Telefutura San Francisco LLC by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 30, 2003.

TELEFUTURA OF SAN FRANCISCO INC., for itself and as member of Telefutura San Francisco LLC
By:	/s/ ROBERT V. CAHILL Robert V. Cahill Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

* Robert V. Cahill	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer) and Director
* George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
* C. Douglas Kranwinkle	Director
*By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Attorney-in-Fact

        Pursuant to the requirements of the Securities Act, Telefutura Orlando, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 30, 2003.

TELEFUTURA ORLANDO, INC.
By:	/s/ ROBERT V. CAHILL Robert V. Cahill Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

* Robert V. Cahill	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer) and Director
* George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
* C. Douglas Kranwinkle	Director
*By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Attorney-in-Fact

        Pursuant to the requirements of the Securities Act, Telefutura Television Group, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf and as the member on behalf of Station Works LLC, Telefutura Albuquerque LLC, Telefutura Bakersfield LLC, Telefutura Boston LLC, Telefutura Chicago LLC, Telefutura D.C. LLC, Telefutura Dallas LLC, Telefutura Fresno LLC, Telefutura Houston LLC, Telefutura Los Angeles LLC, Telefutura Miami LLC, Telefutura Sacramento LLC, Telefutura Southwest LLC, and Telefutura Tampa LLC (collectively the "LLCs") and as general partner on behalf of Telefutura Partnership of Douglas, Telefutura Partnership of Flagstaff, Telefutura Partnership of Floresville, Telefutura Partnership of Phoenix, Telefutura Partnership of San Antonio, Telefutura Partnership of Tucson (collectively, the "Partnerships"), by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 30, 2003.

TELEFUTURA TELEVISION GROUP, INC., for itself and as the member of the LLCs, and as general partner of the Partnerships
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

* A. Jerrold Perenchio	Chairman of the Board and Chief Executive Officer (Principal Executive Officer) and Director
* George W. Blank	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director
*By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle, Attorney-in-Fact

        Pursuant to the requirements of the Securities Act, Univision Investments, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 30, 2003.

UNIVISION INVESTMENTS, INC.
By:	/s/ ROBERT V. CAHILL Robert V. Cahill Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

* Robert V. Cahill	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer) and Director
* George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
* C. Douglas Kranwinkle	Director
*By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Attorney-in-Fact

        Pursuant to the requirements of the Securities Act, Univision Management Co. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 30, 2003.

UNIVISION MANAGEMENT CO.
By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

* Robert V. Cahill	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer) and Director
* George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
* C. Douglas Kranwinkle	Director
*By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Attorney-in-Fact

        Pursuant to the requirements of the Securities Act, Univision Music, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf and as the managing member on behalf of Univision Music LLC, by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 30, 2003.

UNIVISION MUSIC, INC., for itself and as the managing member of Univision Music LLC
By:	/s/ JOSE BEHAR Jose Behar President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

* Jose Behar	President and Chief Executive Officer (Principal Executive Officer) and Director
* George W. Blank	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
* A. Jerrold Perenchio	Director
* Robert V. Cahill	Director
*By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle, Attorney-in-Fact

        Pursuant to the requirements of the Securities Act, Univision of Atlanta Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf and as the member on behalf of Univision Atlanta LLC by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 30, 2003.

UNIVISION OF ATLANTA INC., for itself and as the member of Univision Atlanta LLC
By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

* A. Jerrold Perenchio	Chief Executive Officer (Principal Executive Officer) and Director
* George W. Blank	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director
* Robert V. Cahill	Director
*By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Attorney-in-Fact

        Pursuant to the requirements of the Securities Act, Univision of New Jersey Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf and as the member on behalf of Univision New York LLC and Univision Philadelphia LLC, by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 30, 2003.

UNIVISION OF NEW JERSEY INC., for itself and as the member of Univision New York LLC and Univision Philadelphia LLC
By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

* Robert V. Cahill	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer) and Director
* George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
* C. Douglas Kranwinkle	Director
*By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Attorney-in-Fact

        Pursuant to the requirements of the Securities Act, Univision of Puerto Rico Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 30, 2003.

UNIVISION OF PUERTO RICO INC.
By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Chairman of the Board and Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

* A. Jerrold Perenchio	Chief Executive Officer (Principal Executive Officer)
* George W. Blank	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* Robert V. Cahill	Director
*By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Attorney-in-Fact

        Pursuant to the requirements of the Securities Act, Univision Online, Inc certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 30, 2003.

UNIVISION ONLINE, INC.
By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

* A. Jerrold Perenchio	Chief Executive Officer (Principal Executive Officer) and Director
* George W. Blank	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Robert V. Cahill	Director
*By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Attorney-in-Fact

        Pursuant to the requirements of the Securities Act, Univision Television Group, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf and as general partner on behalf of KAKW License Partnership, L.P., UVN Texas L.P., KDTV License Partnership, G.P., KFTV License Partnership, G.P., KMEX License Partnership, G.P., KTVW License Partnership, G.P., KUVI License Partnership, G.P., KUVN License Partnership, L.P., KUVS License Partnership, G.P., KWEX License Partnership, L.P., KXLN License Partnership, L.P., WGBO License Partnership, G.P., WLTV License Partnership, G.P., and WXTV License Partnership, G.P. (collectively, the "License Partnerships") and as the member of Univision Cleveland LLC and Univision Texas Stations LLC, by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 30, 2003.

UNIVISION TELEVISION GROUP, INC., for itself and as general partner of the License Partnerships and as the member of Univision Cleveland LLC and Univision Texas Stations LLC
By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

* A. Jerrold Perenchio	Chairman of the Board and Chief Executive Officer (Principal Executive Officer) and Director
* George W. Blank	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* Robert V. Cahill	Director
*By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Attorney-in-Fact

        Pursuant to the requirements of the Securities Act, Univision-EV Holdings, LLC certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 30, 2003.

UNIVISION-EV HOLDINGS, LLC
By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

* A. Jerrold Perenchio	Chief Executive Officer (Principal Executive Officer) and Manager
* George W. Blank	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Manager
* Robert V. Cahill	Manager
*By:	/s/ ROBERT V. CAHILL Robert V. Cahill, Attorney-in-Fact

        Pursuant to the requirements of the Securities Act, Univision Radio certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf and as the manager on behalf of HBC Florida, LLC and HBCi, LLC by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

UNIVISION RADIO, for itself and as the manager of HBC Florida, LLC and HBCi, LLC
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Assistant Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ MCHENRY T. TICHENOR, JR. McHenry T. Tichenor, Jr.	Chief Executive Officer (Principal Executive Officer)
/s/ JEFFREY T. HINSON Jeffrey T. Hinson	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director
/s/ ROBERT V. CAHILL Robert V. Cahill	Director

        Pursuant to the requirements of the Securities Act, HBC Fresno, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

HBC FRESNO, INC.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, HBC GP, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf and as general partner on behalf of HBC Broadcasting Texas, L.P. and HBC Broadcasting Puerto Rico, L.P. by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

HBC GP, INC., for itself and as the general partner of HBC Broadcasting Texas, L.P. and HBC Broadcasting Puerto Rico, L.P.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, HBC Houston License Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

HBC HOUSTON LICENSE CORPORATION
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, HBC Illinois, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

HBC ILLINOIS, INC.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, HBC Investments, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

HBC INVESTMENTS, INC.,
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, HBC-Las Vegas, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

HBC-LAS VEGAS, INC.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, HBC License Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

HBC LICENSE CORPORATION
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, HBC Los Angeles, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

HBC LOS ANGELES, INC.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, HBC Management Company, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

HBC MANAGEMENT COMPANY, INC.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, HBC New Mexico, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

HBC NEW MEXICO, INC.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, HBC New York, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

HBC NEW YORK, INC.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, HBC Phoenix, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

HBC PHOENIX, INC.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, HBC Puerto Rico, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

HBC PUERTO RICO, INC.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, HBC Sacramento, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

HBC SACRAMENTO, INC.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, HBC Sales Integration, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

HBC SALES INTEGRATION, INC.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, HBC San Diego, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

HBC SAN DIEGO, INC.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, HBC Tower Company, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

HBC TOWER COMPANY, INC.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, KCYT-FM License Corp. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

KCYT-FM LICENSE CORP.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, KECS-FM License Corp. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

KECS-FM LICENSE CORP.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, KESS-AM License Corp. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

KESS-AM LICENSE CORP.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, KESS-TV License Corp. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

KESS-TV LICENSE CORP.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, KHCK-FM License Corp. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

KHCK-FM LICENSE CORP.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, KICI-AM License Corp. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

KICI-AM LICENSE CORP.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, KICI-FM License Corp. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

KICI-FM LICENSE CORP.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, KLSQ-AM License Corp. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

KLSQ-AM LICENSE CORP.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, KLVE-FM License Corp. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

KLVE-FM LICENSE CORP.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, KMRT-AM License Corp. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

KMRT-AM LICENSE CORP.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, KTNQ-AM License Corp. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

KTNQ-AM LICENSE CORP.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, License Corp. No. 1 certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

LICENSE CORP. NO. 1
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, License Corp. No. 2 certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

LICENSE CORP. NO. 2
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ DOUGLAS KRANWINKLE Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, Mi Casa Publications, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

MI CASA PUBLICATIONS, INC.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, Momentum Research, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

MOMENTUM RESEARCH, INC.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ DOUGLAS KRANWINKLE Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, Spanish Coast-to-Coast Ltd. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

SPANISH COAST-TO-COAST LTD.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ DOUGLAS KRANWINKLE Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, TC Television, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

TC TELEVISION, INC.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ DOUGLAS KRANWINKLE Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, Tichenor License Corp. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

TICHENOR LICENSE CORP.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, TMS Assets California, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

TMS ASSETS CALIFORNIA, INC.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, TMS License California, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

TMS LICENSE CALIFORNIA, INC.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, WADO-AM License Corp. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

WADO-AM LICENSE CORP.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, WADO Radio, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

WADO RADIO, INC.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, WLXX-AM License Corp. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

WLXX-AM LICENSE CORP.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ DOUGLAS KRANWINKLE Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, WPAT-AM License Corp. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

WPAT-AM LICENSE CORP.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ DOUGLAS KRANWINKLE Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, WQBA-AM License Corp. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

WQBA-AM LICENSE CORP.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ DOUGLAS KRANWINKLE Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, WQBA-FM License Corp. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

WQBA-FM LICENSE CORP.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ DOUGLAS KRANWINKLE Douglas Kranwinkle	Director

        Pursuant to the requirements of the Securities Act, Univision of Raleigh, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf and as controlling general partner on behalf of WUVC License Partnership, G.P., by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 30th day of September, 2003.

UNIVISION OF RALEIGH, INC., for itself and as controlling general partner of WUVC License Partnership, G.P.
By:	/s/ C. DOUGLAS KRANWINKLE C. Douglas Kranwinkle Vice President and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of George W. Blank, Robert V. Cahill and C. Douglas Kranwinkle as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement (including any effective amendments) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 30, 2003.

Signature	Title

/s/ ROBERT V. CAHILL Robert V. Cahill	Chief Executive Officer (Principal Executive Officer) and Director
/s/ GEORGE W. BLANK George W. Blank	Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ DOUGLAS KRANWINKLE Douglas Kranwinkle	Director

EXHIBIT INDEX

Exhibit Number		Description
1.1	(1)	Form of Underwriting Agreement with respect to Debt Securities
1.2	(1)	Form of Underwriting Agreement with respect to Preferred Stock
1.3	(1)	Form of Underwriting Agreement with respect to Common Stock
1.4	(1)	Form of Underwriting Agreement with respect to Warrants
1.5	(1)	Form of Underwriting Agreement with respect to Trust Preferred Securities
1.6	(1)	Form of Underwriting Agreement with respect to Purchase Contracts
1.7	(1)	Form of Underwriting Agreement with respect to Units
4.1	(2)	Restated Certificate of Incorporation
4.2	(3)	Certificate of Amendment of Restated Certificate of Incorporation of the Company
4.3	(9)	Indenture dated as of July 18, 2001 among Univision Communications Inc. and The Bank of New York as Trustee
4.4.1	(9)	Form of Supplemental Indenture to be delivered by additional guarantors, among Univision Communications Inc., the Guarantors to be named therein, and The Bank of New York, as Trustee
4.4.2		Schedule of Guarantors to Exhibit 4.4.1 pursuant to Instruction 2 of Item 601(a)(4) of Regulation S-K
4.4.3		Officer's Certificate dated July 18, 2001 relating to the Company's 7.85% Notes due 2011.
4.5	(1)	Form of Warrant Agreement (including form of Warrant Certificate)
4.6	(1)	Form of Purchase Contract (including form of Purchase Contract Certificate)
4.7	(1)	Form of Unit Agreement (including form of Unit Certificate)
4.8	(1)	Form of Deposit Agreement (including form of Depositary Receipt)
4.9	(4)	Specimen Common Stock Certificate
4.10	(1)	Certificate of Designation of Preferred Stock
4.11	(1)	Form of Preferred Stock Certificate
4.12	(1)	Form of Trust Preferred Security
4.13	(1)	Form of Guarantee relating to Trust Preferred Securities
4.14	(1)	Form of Agreement as to Expenses and Liabilities relating to Trust Preferred Securities
4.15	(7)	Certificate of Trust of Univision Capital Trust I
4.16	(7)	Trust Agreement of Univision Capital Trust I
4.17	(7)	Certificate of Trust of Univision Capital Trust II
4.18	(7)	Trust Agreement of Univision Capital Trust II
4.19	(7)	Certificate of Trust of Univision Capital Trust III
4.20	(7)	Trust Agreement of Univision Capital Trust III
4.21	(7)	Form of Amended and Restated Trust Agreement
4.22	(1)	Form of Senior Debt Securities Indenture
4.23	(1)	Form of Senior Debt Security
4.24	(1)	Form of Junior Debt Security Indenture

4.25	(1)	Form of Junior Debt Security
5.1	(7)	Opinion of O'Melveny & Myers LLP
5.2	(7)	Opinion of Richards, Layton & Finger, P.A.
12.1		Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preference Dividends
23.1	(5)	Consent of Arthur Andersen LLP (consent of independent public accountants)
23.2		Consent of Ernst & Young LLP (consent of independent auditors)
23.3		Consent of McGladrey & Pullen, LLP (consent of independent public accountants)
23.4	(7)	Consent of O'Melveny & Myers LLP (included in 5.1)
23.5	(7)	Consent of Richards, Layton & Finger, P.A. (included in 5.2)
23.6		Consent of KPMG LLP (consent of independent public accountants)
24.1	(8)	Powers of Attorney
25.1
		T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under Indenture dated as of July 18, 2001 among Univision Communications Inc. and The Bank of New York as Trustee
25.2	(6)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under Debt Securities Indenture
25.3	(6)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Amended and Restated Trust Agreement of Univision Capital Trust I
25.4	(6)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Amended and Restated Trust Agreement of Univision Capital Trust II
25.5	(6)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Amended and Restated Trust Agreement of Univision Capital Trust III
25.6	(6)
		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Trust Guarantee for the benefit of the holders of preferred securities of Univision Capital Trust I
25.7	(6)
		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Trust Guarantee for the benefit of the holders of preferred securities of Univision Capital Trust II
25.8	(6)
		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Trust Guarantee for the benefit of the holders of preferred securities of Univision Capital Trust III

(1)
To be filed by amendment or as an exhibit to documents incorporated by reference or deemed to be incorporated by reference in this registration statement.

(2)
Previously filed as an exhibit to Univision Communications Inc.'s Definitive Proxy Statement dated April 8, 2002 and incorporated by reference herein.

(3)
Previously filed as Exhibit 3.3 to Univision Communications Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated by reference herein.

(4)
Previously filed as Exhibit 4.1 to Univision Communications Inc.'s Registration Statement on Form S-1/A filed on September 5, 1996 and incorporated by reference herein.

(5)
Omitted pursuant to Rule 473a.

(6)
To be filed separately pursuant to Trust Indenture Act Section 305(b)(2).

(7)
Previously filed as an exhibit to Univision Communications Inc.'s Registration Statement on Form S-3 (File No. 333-105933) filed on June 6, 2003 and incorporated by reference herein.

(8)
Either included on signature pages hereto or previously included on the signature pages to Univision Communications Inc.'s Registration Statement on Form S-3 (File No. 333-105933) filed on June 6, 2003 and incorporated by reference herein.

(9)
Previously filed as an exhibit to Univision Communications Inc.'s Registration Statement on Form S-4 (File No. 333-71426-01) filed on October 11, 2001 and incorporated by reference herein.

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TABLE OF CO-REGISTRANTS
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF INFORMATION FILED WITH THE SEC
UNIVISION COMMUNICATIONS INC.
THE UNIVISION CAPITAL TRUSTS
USE OF PROCEEDS
FORWARD-LOOKING STATEMENTS
RISK FACTORS
RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OR EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF PURCHASE CONTRACTS
DESCRIPTION OF UNITS
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF TRUST PREFERRED SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
  ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 16. EXHIBITS
  ITEM 17. UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
POWER OF ATTORNEY
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EXHIBIT INDEX